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                                                               EXHIBIT 99.307

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                        A REPORT TO THE CALIFORNIA POWER
                                    EXCHANGE:

                       ITERATIVE BIDDING IN THE PX MARKET














                                January 28, 1999


                              Dr. Peter H. Griffes
                           ANALYSIS GROUP / Economics


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                   A REPORT TO THE CALIFORNIA POWER EXCHANGE:
                       ITERATIVE BIDDING IN THE PX MARKET


I.    INTRODUCTION AND PURPOSE OF STUDY...........................................................3

II.   DESCRIPTION OF ITERATIVE BIDDING............................................................5

   A.    PURPOSE OF ITERATIVE BIDDING.............................................................5
   B.    DESCRIPTION OF ACTIVITY RULES............................................................6
      1.    Opening rule..........................................................................6
      2.    Revision rule.........................................................................6
      3.    Exclusion rule........................................................................8
      4.    Withdrawal rule.......................................................................8
      5.    Closing rule..........................................................................8
   C.    EXAMPLE OF ACTIVITY RULES................................................................9

III.  STATUS OF ITERATIVE BIDDING IN THE PX MARKET...............................................11

   A.    PRIOR TO THE OPENING OF THE MARKET......................................................11
   B.    SINCE THE OPENING OF THE MARKET.........................................................12

IV.   SUMMARY OF RESEARCH DONE IN JUNE 1998......................................................12

   A.    BENEFITS FROM ITERATIONS................................................................13
      1.    Review of London Economics study.....................................................13
      2.    Theoretical Benefits.................................................................14
   B.    COSTS OF ITERATIONS.....................................................................15
      1.    Feasibility constraints..............................................................16
      2.    Strategic behavior...................................................................21
      3.    Transactions costs...................................................................23
   C.    INTERVIEWS WITH PARTICIPANTS............................................................24
   D.    CONCLUSIONS FROM JUNE 1998 STUDY........................................................25

V.    SUMMARY OF RESEARCH DONE IN NOVEMBER 1998..................................................26

   A.    EXCERPTS FROM 'BETA TEST OF ITERATIVE BIDDING IN THE PX DAY-AHEAD MARKET'...............27
   B.    COMMENTS AND OBSERVATIONS FROM NOVEMBER RESEARCH........................................30
      1.    Comments on results..................................................................30
         a. The report's discussion..............................................................30
         b. The report's omissions...............................................................31
         c. Interpreting the report's results....................................................31
      2.    Comments on interviews...............................................................35
         a. Benefits and costs...................................................................36
         b. Concerns about gaming................................................................36
   C.    CONCLUSIONS FROM NOVEMBER RESEARCH......................................................37

VI.   CONCLUSIONS................................................................................39

VII.     SOURCES.................................................................................40

APPENDIX A:  SURVEY RESULTS......................................................................41

APPENDIX B:  ITERATIONS RESULTS FOR BETA TEST....................................................44


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I.   INTRODUCTION AND PURPOSE OF STUDY

In the original design of the PX energy market, iterations were a feature of the auction design. Iterations were to allow allowed suppliers a chance to adjust their bids to better achieve feasible schedules. In approving the market design, FERC had some questions about the efficiency of design of the iterations in the market. As a condition of approving the market structure, FERC required further study on this topic.

In its October 30, 1997 decision conditionally approving the market structure FERC states:

     We will require that the PX conduct additional studies to further evaluate the proposed auction, which must be completed and submitted to us by January 1, 1999. The studies should analyze whether the Phase II auction results in an efficient, least-cost dispatch. The effect of limiting the number of iterations in the Phase II auction (so that the auction may terminate before reaching an equilibrium) should be explored, since the ISO/PX proposes only one round of bidding initially, and only five rounds of bidding later on. Also, the effects of transmission congestion and the existence of no-load costs on the part of generators should be explored for each auction.

         The studies should also examine the effects of the regular repetition of auctions involving the same participants and similar costs from day to day. The studies should pay specific attention to the susceptibility of the auction format to overt and tacit collusion and the potential to exercise market power.

This report addresses some of the issues raised in the evaluation and possible implementation of iterative bidding in the market. It describes the research effort sponsored by the PX on the topic of iterative bidding in the last year. The research has been motivated for the purpose of addressing the possible implementation of the market iterations, and not for the purpose of explicitly answering the questions raised by FERC in its decision.

The PX has not yet implemented iterations into its market. In evaluating possible implementation of iterations, there has been significant concern that the costs imposed on the PX and market participants would significantly outweigh the benefits that may result. Consequently, the PX Board has postponed the implementation of iterative bidding indefinitely.

In coming to this stance, the PX has undertaken two separate episodes of research. The first was in June 1998. The purpose of the June research was to assess the need for iterative bidding in the market and explore issues pertaining to its implementation. In particular, there were concerns whether there would be enough time for iterations and how much iterations would burden participants. Further, opportunities for strategic behavior (or gaming) were identified



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and discussed in the June research. A number of issues would have to be addressed before implementing iterations.

The June research summarized the purpose of iterations in the market and the possibility of increasing efficiency through iterations. It described the revision rules and how they would work to move prices. The research explicitly laid out the benefits from iterations and identified three costs to implementation. The costs are feasibility constraints; strategic behavior and transactions costs. In each of these areas, previous research was summarized and considered.

The second episode of research was in November 1998. Between June and November, the PX developed software to be able to undertake iterations. One of the purposes of the research was to test that the software performed as it should. Thus, market simulations were run with PX participants for five separate days in early November.

In revisiting iterations, many of the same issues were raised including benefits from iterations, feasibility of having enough time for a sufficient number of iterations, transactions costs imposed on participants. The PX realized that many of the benefits and costs of iterations would accrue to participants, so it conducted a formal survey of participants after the market simulations were complete. As described by participants, the costs of implementing iterations outweighed the benefits they would produce. Consequently, the PX postponed indefinitely the introduction of iterations.

The November research highlights the benefits to the demand side of the market of seeing energy prices before deciding how much to buy from the day-ahead, hour-ahead and real-time markets. This could be a significant benefit from iterations.

Further the November results display market price and quantity movements that are consistent with strategic behavior on the supply side of the market. However, results are also consistent with unprofitable portfolios exiting the market. Further investigation would be needed to determine whether suppliers were manipulating the price in these tests. The research did not reveal price and quantity movements that suggest strategic behavior on the demand side of the market. However, such behavior is possible. Because the interests are diametrically opposed, it is not clear what the value of iterations would be when both suppliers and demanders are behaving strategically. More research is needed on this topic.

The rest of the report is laid out in the following manner. Section II provides a description of iterative bidding. It specifies the benefits from iterations and works through examples of the revision rules applicable to the iterative process. Section III provides a brief history of the consideration of iterations in the PX market. Section IV describes in some depth the research effort undertaken in June 1998. The research specifies the costs and benefits associated with adopting iterations into the market. Section V summarizes the Beta Tests that took place in November 1998. Besides reporting the conclusion made at that time, it discusses in some detail some of the results and implications of the research that was done. Section VI concludes the report.


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II.  DESCRIPTION OF ITERATIVE BIDDING

A.   PURPOSE OF ITERATIVE BIDDING

Iterative bidding in the day-ahead PX market allows market participants to change their bids in response to prices revealed in earlier rounds of the auction. This price discovery process assists suppliers in securing feasible production schedules. It also provides information to suppliers so they can calculate their revenues and costs to determine whether they will be able to recover their relatively fixed costs attributable to start-up and no-load. It also allows them to adjust their bids (or withdrawal) to improve their financial position.

The design of the PX day-ahead energy market is a one-part energy bid. The bidding instrument is a 15-segment linear bid curve that must be increasing in the price over the entire quantity offered. Bidders can submit separate bid curves for each of 24 hours in the day-ahead auction. As such, bidders are expected to bid in such a way as be able to cover their costs with the awards and prices. Further the PX evaluation process evaluates each hourly market independently of all other hours. Thus, an award in one hour does not insure awards in adjacent hours.

Some of a generator's costs are avoidable by not starting, but once started act like fixed costs. In particular, start-up energy costs become a sunk cost once the generator starts. No-load costs are avoidable if a generator shuts off, but are fixed for each hour of operation. The bidding structure does not explicitly account for recovering these costs. These costs may need to be recovered on a daily basis, thus, bidders would need to incorporate recovery of these costs into their bids. Nonetheless, there is no simple way to do this and be assured that resulting schedules will be feasible or allow full recovery of costs.

Iterative bidding is a way for bidders can get some idea about prices and awards without being financially obligated for meeting generator schedules. Iterative bidding would allow participants the opportunity to change their bids in response to quantities and prices revealed in earlier rounds of the auction. Bidders may also be able to withdrawal from the auction entirely if prices are not high enough to provide sufficient revenues to cover costs. This will allow bidders to adjust their schedules through the iterative process, resulting in feasible production schedules.

Iterations are a risk management tool that hedges against potential losses due to infeasible schedules. Suppliers with large portfolios can allocate production across units to meet their awarded quantities and recover costs. Suppliers with small portfolios or single units are much more vulnerable. They run a greater risk of not recovering start-up and no-load costs. Similarly, hydro generation can better allocated scare water resources to periods that will provide the most value.


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In order to ensure the market converges to a suitable price and quantity for all participants. Activity rules limit the ways in which bids can be revised. Essentially, suppliers must lower their bid prices through the iterations while demanders must increase their bid prices. The activity rules determine how quickly the auction will converge on an equilibrium.

B.   DESCRIPTION OF ACTIVITY RULES

This section will discuss in some detail the activity rules proposed by the PX for its iterative auction. The iterative auction uses these rules to govern how bidders can change their tenders. The rules were designed to provide quick and decisive price discovery. They attempt to limit strategic behavior by bidders who may try to signal false quantity and price information in order to benefit themselves. The bidding rules also encourage timely convergence to an equilibrium. Five activity rules have been proposed for the PX market. Each will be discussed briefly.


1.   OPENING RULE

The Opening Rule describes how supply and demand bidders initially submit tenders. Under the proposed PX iterative bidding protocols, each market participant wishing to participate in the auction must make a bid in the first iteration. No new bids will be accepted after the first iteration. The purpose of the opening rule is to be sure that all quantities in the market are represented at the beginning of the auction. Without an opening rule, agents may hold back their bids to discover information about other participant's valuation. After seeing how others in the market value output, the withholders can formulate their bids to work to their advantage. Anyone bidding at the first of the market is disadvantaged by this behavior.


2.   REVISION RULE

The revision rule dictates how bidders can change their bids between iterations. The rule only allows for prices to be revised; quantity levels cannot be changed. If suppliers choose to revise their bids, the rules require that they must lower the prices at which they are offering to sell. Similarly, it requires buyers who want to adjust their bids, to increase the price at which they are willing to buy.

The hourly bids into the market take the form of 16 price-quantity combinations that are connected by straight lines to form the bid curves. Each price-quantity combination is called a breakpoint. Supplier's breakpoints must be increasing in prices and quantities. Demander's breakpoints must be decreasing in prices and quantities. The first and last points define the bidder's minimum and maximum quantities. To be in the market, each participant must submit hourly bids for each of the 24-hours of the day

In particular, the revision rule requires that, a supplier (buyer) must lower (raise) the price of a breakpoint in the next iteration if it wants to keep that breakpoint active. In each iteration i, the

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PX calculates a market-clearing price (MCP(i)). This MCPi defines what portions of the bid are active or passive for iteration i+1. The active portion of the bid curve defined as the segment with breakpoints above MCP(i). These breakpoints are extra-marginal. The passive portion of the bid curve is the segment with breakpoints below MCP(i). These breakpoints are infra-marginal.

Figure 1 illustrates the definition of active and passive breakpoints on a supply curve. Points A, B, and C represent breakpoints above the MCP from the first round. The revision rule requires that for these three breakpoints (A, B and C) to remain active, the supplier must lower their price to a level below MCP(1). The bidder need not adjust its bid at all; however, as will be discussed below in the exclusion rule, the bidder will not be able to adjust these breakpoints in subsequent iterations of the market.


                        FIGURE 1: EXAMPLE OF ACTIVE AND
                              PASSIVE BREAKPOINTS


                                    [GRAPH]


The revision rule requires suppliers to lower the price for each active breakpoint below MCPi if the breakpoint is to remain active. Passive breakpoints do not have to be revised, but can be if the supplier decides to lower them as well. An analogous rule applies to demand bidders. Namely, the adjustment to any break points must be in an increasing direction.


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3.   EXCLUSION RULE

As mentioned above, the exclusion rule freezes active breakpoints that are not revised at the first opportunity in subsequent iterations. Frozen breakpoints cannot be changed as long as the market price is falling. This rule requires bidders to lower their prices in each iteration if they want to be able to adjust the bid in subsequent iterations.

More formally, any breakpoint on the supply tender becomes frozen in the current iteration (i) if: the breakpoint was active in iteration (i-1) because the breakpoint's price exceeded MCP(i-1) and the breakpoint's price is not lowered in iteration (i) to be less than MCP(i-1). This means a supplier must lower its price bids below the MCP if it wishes to be able to adjust those parts of the bid in subsequent rounds.

A breakpoint is always frozen relative to the MCP of the previous iteration. Specifically, suppliers can always adjust a breakpoint if they have adjusted it below the MCP from the previous round. If a breakpoint has become frozen, it can only be adjusted if it is "un-frozen" in subsequent iterations if the price rises. For a breakpoint frozen in iteration i, MCPi-1 is the breakpoint's activation price to un-freeze it. A bid is no longer frozen if the MCP in subsequent iterations (i+1) rises above the activation price, MCPi-1.

Demand side bidders have analogous exclusion rule, where they must increase the price portion of the bid to be able to adjust it in subsequent iterations.

The exclusion rule forces suppliers to commit to progressively lower prices when prices are falling between iterations or to signal that they can sell at no lower price. Similarly it forces demanders to commit to progressively higher prices when prices are increasing between rounds or to signal that they cannot buy at any higher price.

4.   WITHDRAWAL RULE

The withdrawal rule allows bidders to remove its entire tender from an hourly market at the end of an iteration. A supplier may pull its portfolio if prices are iterating to levels that may be insufficient to cover the its costs. Alternatively, a buyer may pull its portfolio if prices are iterating to levels that impose too great of a cost on consuming.

However, there are some restrictions on this withdrawal. All portions of the hourly tender must be withdrawn. Perhaps more importantly, the tender cannot be re-offered in subsequent iterations once it has been withdrawn. Further, withdrawal can occur at the end of any iteration except for the final iteration. Once the auction has finished, no accepted bid can be withdrawn.


5.   CLOSING RULE

The closing rule governs when the auction terminates and awarded prices and quantities are finalized. All hourly markets will close simultaneously. The iterative process will be


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terminated when one or more of the following has occurred. First, the auction will end when no notable improvement is made in a MCP from prior iterations. Second, the market closes when no valid bid revisions are received from the previous iteration. Specifically, the active bidders choose not to make improvements to their bids. Third, a maximum number of iterations is reached. Fourth, the time allotted for iterations elapses. Under these last two rules, the auction may not have iterated to its equilibrium values.

C.   EXAMPLE OF ACTIVITY RULES

This section describes an example of the bidding rules in effect. The purpose of this exercise is to show how a tender can be changed under these rules. The example will focus on a supply bid. An analogous example could be constructed for the demand side of the market.

Figure 2 describes a supply curve tendered at the opening of the market and the resulting MCP and awarded quantity at the end of the first iteration. MCP1 is the market-clearing price from the first iteration. Three of the bids break points are active at this point, namely, A, B and C. The bidder has the choice of adjusting its bids or remaining satisfied with its bids. It should be highlighted that other bidders are likely to adjust their bids. Thus, this bidder would likely end up with a quantity less than Q1 if it did not adjust its bids.


                      FIGURE 2: SUPPLIERS' INITIAL TENDER


                                    [GRAPH]



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In this example, suppose the supplier decides to adjust two of these breakpoints, A and B, before the second iteration. While the bidder could adjust the price associated with A and B to a level greater than MCP1, this would mean that it could not make any further adjustments in subsequent iterations unless the price were to go above MCP1. Assume the bidder wants to keep these breakpoints active, it must then set their prices below MCP1.

This can be seen in Figure 3. A new bid curve results, containing A1, B1 and C. Again C is not revised, reflecting the supplier's unwillingness to supply QC at a lower price.


                     FIGURE 3: SUPPLIER LOWERS BREAKPOINTS


                                    [GRAPH]


After bids are submitted in the second iteration, the PX calculates MCP(2). This can be seen in Figure 4. In this example, MCP(2) < MCP(1), but this is not necessary in all cases. By lowering the bid prices associated with A and B, the bidder has increased its awarded quantity. Namely Q(2) is greater than Q(1). The level of MCP2 renders A passive. As long as subsequent MCPs do not drop below A, this breakpoint remains passive. Since it is above MCP(2), B is an active breakpoint. The supplier must lower the price for B in the next iteration or risk freezing B at its current bid price. Breakpoint C is frozen because its price was not lowered below MCP(1) when bids for iteration 2 were made. It cannot be adjusted unless a subsequent MCP moves above its activation price, MCP1. If subsequently MCP rises above MCP1, breakpoint C is unfrozen and becomes active or passive, depending on the MCP(i+1).


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                        FIGURE 4: RESULT OF ITERATION 2


                                    [GRAPHIC]



This example provides insight into how the bidding rules are designed to work in the market iteration process.


III. STATUS OF ITERATIVE BIDDING IN THE PX MARKET

A.   PRIOR TO THE OPENING OF THE MARKET

Before the initial filing, iterative bidding came up in the discussions of market design. A single-part bidding structure with iterations was proposed as an alternative to a multi-part bidding mechanism. Iterative bidding was part of the market design that the PX submitted to the FERC in its in March 1997 Phase II filing. Much of the market rules and mechanism were still being worked out.

In the design and implementation of the market, time constraints became binding. Part of the problem was the requirement for coding of software to implement the market before all design issues had been worked out. The impending opening of the market and resolving difficult


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design and implementation problems forced the PX to delay the introduction of iterative bidding. In October 1998, FERC approved the delay of iterative bidding until after the opening of the market to be implemented in June 1998.

B.   SINCE THE OPENING OF THE MARKET

In June of 1998, there were still many issues to be resolved before iterative bidding could be introduced. With the delay in the opening of the market and other design features that still needed to be introduced. There was some concern about the introduction of iterations. While there appeared to be theoretical benefits to iterations, there were also unforeseen costs of implementing such a mechanism. These included finding the time for the market to iterate. At that time, an assessment of the role of iterative bidding was done.

While this report will examine the results of this assessment in greater detail below, the research involved examining how iterations would fit into the schedule. Concerns about the adequacy of time schedule were significant, both on the part of the PX and its participants. Interviews examining the costs and benefits of iterations were done with market participants. At that time, iterations had been scheduled for implementation in August 1998. However, as a result of that research effort, the PX board decided to delay further the implementation of iterations. It also decided to undertake more research and revisit the issue in the fall.

The issue of iterations came before the board again in November 1998. Prior to this consideration, a beta test of an iterative mechanism was performed. In the test, market participants were given the opportunity to bid in an iterative fashion. After the tests, interviews were conducted with participants. Again the research done in the fall will be discussed in greater detail below.

In November 1998, the PX board decided to postpone indefinitely the introduction of iterative bidding into the market. The general conclusion was that, while some participants may find it helpful, implementing iterations would impose significant cost on the PX and participants. The PX would have to refine the mechanism to avoid gaming. Further, market participants would have to incur significant costs to be able to take advantage of the iterative process. Also, bid strategies and cost recovery mechanisms from a single shot auction had been worked out over time.

IV.  SUMMARY OF RESEARCH DONE IN JUNE 1998

This section will discuss the research that was conducted in June 1998. The research effort focused on the issue of whether the benefits of the introduction would outweigh the costs imposed of the market. The research was qualitative in nature; specifically, it did not attempt to quantify the costs and benefits of the introduction of iterative bidding. Benefits were examined. Previous quantitative estimates of benefits were reviewed. Theoretical benefits were enumerated. Cost were also specified including, feasibility constraints, strategic behavior, and


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transaction costs. Finally, interviews were conducted with market participants to gain their insights into the introduction of iterations. The findings of each of these areas will be summarized below.

A.   BENEFITS FROM ITERATIONS


1.   REVIEW OF LONDON ECONOMICS STUDY

There were a number of studies done on the iterative bidding mechanism. Robert Wilson, Charles Plott and London Economics completed these studies. Each of the studies has been filed with FERC at various stages of the proceedings approving the market structure. The research done by Wilson and Plott focused on the efficiency of the auction mechanism, particularly, the bidding and activity rules. The research completed by London Economics addressed the overall efficiency of the market from the delay of various market features, including iterations. Because of its focus on quantification, particular attention was paid to the London Economics study.

London Economics completed research in September 1997. Among other market features, the study examined the loss in efficiency caused by staging iterative bidding. The LE study considered the efficiency of the PX market with the without iterative bidding. The methodology used a market simulation technique that assumed bidding behavior by market participants. The differences between the results in the single-shot market and the iterative market provide a basis to quantify the potential benefits of iterative bidding.

The study compared single-shot versus iterative bidding by measuring three different impacts. First, the study compared the market prices with and without iterative bidding to determine how much they would change. Specifically, it measures how well the resulting prices indicate the cost of the generators that are chosen in the auction. Second, the differences in total thermal generation costs under single-shot versus iterative bidding were measured. This measures what the efficiency loss on the supply side between the cases by not having the least cost generators producing. Third, the quantity of capacity that would change under iterative bidding was examined. This variable measures how much capacity would be producing with iterations that would not be producing without iterations. It indicates how much trade between generators changes.

In terms of methodology, LE used a simulation model that accounts for underlying generator costs and formation of bids. Two different methods were used to estimate results with and without iterations. First, to simulate one-shot auctions, the model was first used to produce optimal bids, market prices and generation schedules assuming perfect information about demand and supply conditions for "typical" spring, summer and winter weekdays. The resulting bids were then fixed. These fixed bids were submitted for a series of 20 days, each with different demand and supply conditions. Given the variation in supply and demand

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conditions, the fixed bids could only approximate the optimal bids for those conditions. The results of these runs indicate how bidders would fair without iterations.

These results were compared to the bids produced using iterative bidding. Under these conditions, the same series of 20 days were used to allow bidders to iterate to a market solution. The difference between the results without iterations and the results with iterations measures the impacts on not having iterations.

There were five different scenarios run for this comparison. These scenarios vary with the amount and type of uncertainty introduced into the market. One demand side scenario reflected the possibility of demand being different than expected. Three supply-side scenarios reflecting different levels of uncertainty in the availability of supply with cases for 1%, 3% and 5% difference from expected. Finally, a scenario was constructed with both the demand uncertainty and supply uncertainty.

Table 1: Results from London Economics Study

        PARAMETER                          WINTER                           SUMMER
        ---------              -----------------------------     --------------------------------
                               Allocative   Thermal              Allocative    Thermal
                                Effc'y        Cost     Trade       Effc'y        Cost      Trade
                               ----------   -------    -----     ----------    -------     ------
Demand uncertainty                0.1%       1.1%       3.8%        0.1%         3.9%       8.1%
1% supply uncertainty             0.0%          -          -        0.3%           -          -
3% supply uncertainty             0.0%       1.8%      10.3%        1.0%         3.0%       12.2%
5% supply uncertainty             0.0%          -          -        0.9%           -           -
Combined                          0.3%       2.5%      10.3%        0.8%         3.8%       12.2%

Table 1 contains the results of the London Economics study for each measure for each scenario. The deadweight efficiency loss from the lack of iterations indicates the societal loss from lack of iterations is .3 to .8% of the total market value. This means that market prices under a single-shot market are within one percent of those resulting under iterations. The research showed that the costs of thermal production could be as high as 3.9% higher without iterations than with iterations. The trade number indicates how different generators' outputs were with and without iterations. This difference was as much as 12% of average market demand. Of course, this benefits some generators and costs others.


2.   THEORETICAL BENEFITS

The theoretical benefits from iterations are much the same as those described above in section II.A. As described there, iterations enhance the ability to submit feasible schedules. They also allow better recovery of start-up and no-load costs. Iterations are a risk management tool for smaller portfolio bidders. Each of these benefits is based on the reduction of uncertainty bidders gain from iterations.


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Supply bidders face uncertainty as to the prices that will prevail in the market. With a better idea of prices, it is easier to formulate bids that will allow sufficient production to ensure the recovery of costs. The benefits from iterations come from reducing uncertainty. Iterations will have a greater value if they reduce more uncertainty. It is possible that iterations could increase uncertainty if they are sufficiently abused to signal false valuations.

Over time, there has been a reduction of benefits from the introduction of iterations in the market. This has come from greater knowledge of the market and introduction of other risk management tools.

The novelty of the market has been a source of uncertainty. As time passes, the history of market operation extends. Participants gain greater experience with predicting market conditions. Thus, participants can better assess their ability to recover costs and schedule output, and gain less of a benefit from the introduction of iterations.

The value of iterations also depends on the availability of other risk management instruments. For example, the introduction of the hour-ahead market reduced supplier's exposure to infeasible schedules since the quantities associated with feasible schedules could be more easily bought or sold. Consequently, as other risk management instruments have been introduced, the benefits of iterations are reduced.

To summarize the benefits from iterations, smaller portfolio bidders may gain a benefit since they would be able to better avoid infeasible and unprofitable schedules. The London Economics study shows a modest gain in societal efficiency from iterations altering the price of energy. It also showed a reduction in production costs and reallocation of generators providing power. Finally, the benefits from the introduction are reduced over time as more market experience occurs and risk management instruments introduced.

B.   COSTS OF ITERATIONS

The research effort in June identified three categories of costs of introducing iterative bidding into the market. They are feasibility constraints, strategic behavior and transaction costs. Feasibility constraints address how easily the iterative procedures could be incorporated into the PX's market and scheduling process. The value of iterations comes from the ability of bidders to adjust their offers. If there is insufficient time to make adjustments, the benefits of iterations could be significantly reduced. Strategic behavior involves the ability of participants to signal others a false valuation in order to take advantage of the responses to the false valuation. While this sort of behavior is not encouraged, participants who do this may be operating well within the market rules. This type of behavior may produce inefficient prices. Transaction costs address the cost to participants of operating in the market. The introduction of iterative bidding may increase the costs born by participants to buy and sell in the PX day-ahead market. Each of these cost categories will be discussed in detail.


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1.   FEASIBILITY CONSTRAINTS

As mentioned above, feasibility constraints address how easily the iterative procedures could be incorporated into the PX's market and scheduling process. This discussion addresses the overview of the problem and offered potential solutions. One of the outstanding issues centered on the number of iterations needed to ensure convergence of the market.

The feasibility constraints focus on the central question of whether there is enough time to incorporate iterations into the market. For iterations to be effective, a sufficient number need to be incorporated into the auction process. However, there was serious question as to the number needed and how long each iteration should last. For iterations to be effective, it is necessary to adjust the auction and scheduling timetable to get the number and frequency of iterations correct. It appears to be a challenge to accommodate the correct duration and number into the market process. Figure 5 illustrates three steps and the time associated with each.


                     FIGURE 5: THE CURRENT MARKET SCHEDULE


                               [GRAPHIC OMITTED]


It is highly likely the market schedule may have to be adjusted for iterations in order to introduce them effectively into the market. Bids are submitted between 5:00 and 7:00 a.m. to the PX. Some participants submit bids the night before. Most participants refine their bids throughout this two-hour period and re-submit tenders up until the deadline. The distribution of submission times in April and May can be seen in Figure 5. Each diamond represents a bid

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                                     - 17 -



submission. Most bids are submitted between 6:15 a.m. and 7:00 a.m. It is not clear whether participants need the full two hours to submit bids. Closing the period for bid submissions earlier may be one way to make more time for iterations.

                            FIGURE 6: TIMING OF BIDS
                                APRIL & MAY 1998

                                    [GRAPH]

After bidding closes at 7:00 a.m., the PX officially has an hour to calculate the market-clearing prices for each hour. This is the time frame that is currently set aside for iterations if they were to be introduced. On average, the PX is able to calculate and post market-clearing prices by 7:15 a.m. Currently the extra time available between 7:15 and 8:00 is used to increase the time for bidders to break their awards into schedules and develop adjustment and ancillary service bids. The hour period from 7:00 to 8:00 a.m. may or may not provide sufficient time for the market to iterate. This will depend on the number of iterations needed and the time required for effective bid alteration to be made.

It may also be possible to cut into the time bidders have to schedule. In this
1.5 hour time period, bidders must create initial preferred schedules, ancillary services bids and adjustment bids. Participants, particularly those with large portfolios, have difficulty meeting the 9:30 submission deadline. Figure 7 illustrates the distribution of times at which bidders submitted schedules in April and May, 1998. Notice that some participants take nearly the full period allotted for submitting schedules. It should be highlighted that this includes the leftover time


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                                     - 18 -


from the PX's calculations. It appears that this is the least feasible place to be able to increase the time for iterations.


                    FIGURE 7: SUBMISSION OF SCHEDULES TO PX
                                APRIL & MAY 1998


                                     [GRAPH]


There are four possible options for altering the market schedules for iterations to take place. They are, make no change, start the market earlier, extend the market long and a combination of starting earlier and extending the market longer. Each option will be discussed briefly.

The first option is to maintain the current schedule. Under this alternative, iterations would start at 7:00 a.m. All iterations would need to be completed within one hour (from 7:00 - 8:00 a.m.). Under the current schedule, the PX would need to publish its first price by 7:15 a.m., leaving approximately 45 minutes for subsequent iterations. Depending on the iteration length, this would leave only a relatively small number (less than 10) iterations for convergence to take place. This approach would risk the possibility that the market does not converge before the hour has ended.

The second option would be to start the market earlier. Instead of the market being open from 5:00 a.m. to 7:00 a.m., the PX would stop accepting bids at perhaps 6:00 a.m. Iterations would then start at this earlier hour after the PX has calculated an initial price. They would last until 8:00 a.m. when the schedule continued as previously. This would allow in the neighborhood of

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2 hours for iterations. Starting the market earlier would put the burden on generators to begin the bidding process in the early morning hours. Generators would also have to commit quantities farther in advance of delivery, increasing the uncertainly of operation.

The third option is to cut the schedule time. Again iterations would start at 7:00 a.m. but would continue into the time period previously reserved for scheduling until perhaps as late as 9:00 a.m. The length of the extension is limited by the ISO's scheduling process that requires initial preferred schedules to be submitted by 10:00 a.m. This option would provide as much as two hours for iterations and convergence. However, this timetable leaves little time for bidders to translate their awarded quantities into generators schedules and ancillary services bids. In the present single-shot market, submitting scheduling, incs/decs and ancillary service bids is the most time-constrained activity.


                      FIGURE 8: POSSIBLE SCHEDULE OPTIONS
                            FOR THE ITERATIVE MARKET


                                    [GRAPH]



The final option would be to start the market earlier and extend the market into the scheduling period. This combines the second and third options, by starting iterations by perhaps 6:00 a.m. and continuing them until perhaps 9:00 a.m. This would provide the most time available for iterations to converge to an efficient market price. However, this option also imposes the greatest costs on suppliers to the market since they would have to start early and have to rush to get schedules in to the PX.

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These options are summarized in Figure 8. There are three periods, submission, iterating and scheduling. The desirability of any particular option depends on the number of iterations needed to reach convergence on an efficient price. If a small number of iterations is needed or the iterations move quickly, it should be possible to introduce iterations into the market. However, it is not clear how much iteration is needed and how long each iteration should last.
Rough estimates indicate that if the maximum amount of time is give to iterations - about two hours - no more than 24 five-minute iterations could be processed. It is unclear whether the market could converge in this number of iterations.

Research findings suggest that the actual number of iterations needed may be higher, particularly if there are technical constraints or demand/supply volatility. A London Economics study in March 1997 used market simulations to estimate the number of iterations under different scenarios. In "best case" scenarios, London Economics found that it took about 10 iterations for the PX auction to converge. In these scenarios, the London Economics model assumed smooth demand profiles, no technical constraints, and no gaming behavior. Less ideal scenarios were run to estimate how many iterations would take to achieve convergence. Technical constraints increased the number of required iterations to about 18. The model assumed generators operate for a minimum amount of time and only start once daily. "Unusual" bidding behavior increased iterations to more than 30. In this scenario, the model used two scenarios: hydro generation was modified to include two additional small peaks and troughs that introduced more variability in the residual demand met by non-hydro bidders. The number of iterations was 32. A burst of hydro generation was introduced during peak hours. The number of iterations was 42. This is a significant number of iterations that may not fit into the timeframe allotted, even with relatively quick iterations.

The London Economics study noted there are ways to speed up convergence. Activity rules, such as minimum step size from previous price, can quicken convergence, but at a cost. There is a trade-off between efficiency and convergence. When the model was run using a minimum step size for bid or PX prices, convergence improved. But in the most complex cases, iterations did not move below 20. As the size of the minimum step increased, so did the market-clearing price, implying that there is a trade-off between efficiency and convergence. However, it is unclear how much of an improvement these rules can provide.

To summarize the feasibility issues, the time for iterations is very limited. In order to expand it beyond the current 1 hour, it would be necessary to impose costs on participants either by starting earlier or shortening the scheduling time. It is not clear whether iterative bidding can achieve convergence within the current timeframe allotted. No research has been done to show whether too few iterations are better than no iterations. Seed prices and other activity rules can speed convergence, but their impact on efficiency needs to be studied further.


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2.   STRATEGIC BEHAVIOR

As described above, the purpose of iterations is to disseminate information about the market. In order for this to happen, participants must be willing to reveal what they are willing to pay or be paid. One of the problems with introducing iterations is to have participants reveal misleading information about their intentions.

While the revision rules were designed to elicit true valuations from participants, it still may be possible for participants to follow the rules and mislead others to their own advantage. While this behavior is often termed `gaming,' no pejorative association should be given to those who follow the rules. Rather, it is incumbent on market designers to craft rules in such a way that their intended outcome is achieved.

Gaming opportunities may or may not lead to material adverse effects on the market. If gaming is pervasive and the rules not constructed well, the impact on the market can be significant, leading to inefficient prices and misallocation of generation. One of the difficulties of designing market rules to discourage gaming is knowing how the rules can be gamed and how the rules should be adjusted to avoid it. The games may not be apparent until the market is established.

Research on the proposed bidding structure did not focus explicitly on gaming opportunities. The inquiries by Wilson, Plott and London Economics on the gaming issue were limited. In his experimental work, Plott did not explicitly examine some of the issues surrounding gaming. His report noted that the behavior of the auction when prices are moving up has not been explored. Similarly, it stated withdrawals were not studied and that sticking around and driving price down for others becomes cheap talk if exposure to risk is not present. Thus, strategic behavior was not fully explored.

There is at least one way to game these bidding rules that involves making fictitious bids. The description below lays out this potential source of problems. It is not clear how much of an impact the described behavior will have on the market results. As will be discussed below, it is also difficult to address the elimination of this gaming opportunity through additional rules. The point of the discussion is to highlight a potential gaming problem and how it may be addressed. Other gaming opportunities are probably possible with this set of rules.

Fictitious bids could allow some bidder to provide misinformation about their true valuation. Portfolio bidding does not require the identity of generating units to be assigned to particular portfolios. Thus, it is possible to bid more than one portfolio representing the same units. By introducing multiple bids for the units, suppliers could depress the price in early iterations only to remove their low cost bid in subsequent iterations to raise price. By this point in the iterations, some of the rivals who would be economic at the higher prices have exited the market because they saw the lower prices set by the fictitious bid. This leads to higher prices to consumers.


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For example, a bidder initially bids two separate portfolios, one at a low cost and another at a high cost. In early iterations, bidder adjusts its low bid portfolio while freezing its high bid portfolio at its initial level. As price falls and low bid portfolio is awarded significant quantity. The reduction in price forces other bidders to withdraw from the market. In later iterations, the bidder withdraws its low bid portfolio and price subsequently increases. High bid portfolio is awarded output since other bidders have been forced out of the market. This behavior does not violate the market rules or the revision rules described above. This Figure 9 illustrates this behavior.

                          FIGURE 9: EXAMPLE OF GAMING
                              WITH FICTITIOUS BID


                                    [GRAPH]

It may be possible to eliminate this type of behavior by changing some of the rules; however, doing so would significantly alter the nature of the market. One solution would be to limit multiple portfolio bids for the same units. However, this requires units be pre-assigned to portfolio bids and eliminates some sources of power from the market. Another solution would be to limit withdrawals, but this would defeat the purpose of iterations to allow uneconomic generation to get out of market and not lose money. A third solution would be to have uncertain stopping rule or time, so bidders gaming in this way may be caught prior to withdrawal. Over time expectations will form about stopping rules and when they would apply. None of these options eliminates the ability of bidder to profit from fictitious bids.



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To summarize, gaming opportunities are likely to exist in whatever rules are adopted. Unless the rules are crafted well these gaming opportunities will lead to greater price volatility. Research in the area has not focused in depth on potential gaming opportunities or how they may be addressed. More research could be done to identify the extent of potential problems and how they may be exploited to the detriment of the market.


3.   TRANSACTIONS COSTS

The introduction of iterations could significantly increase the costs participants in the markets will have to bear to bid in the market. These are transaction costs for bidding into the PX market. From the participant's perspective, the benefits of introducing iterations into the market have to be at least as large as the increase in cost of dealing with iterations. It is likely these costs will increase significantly with the introduction of iterations.

The bidding process will become much more complex under iterations. In order to take advantage of iterations, participants must calculate profitability of the awarded quantity. This involves estimating revenue and costs associated with the quantity awarded in each iteration. To do this, bidders must separate the portfolio quantity into unit loading levels. Then, bidders must calculate costs of each unit loading level allocated. From these costs and revenues, profits (or losses) can be calculated. Bidders must also figure out how to alter their bids to reduce losses or increase profits. They must also check to see that bid adjustments conform to iteration rules. Finally, they must resubmit bid to PX. These steps are numerous and complicated. Further, each of these calculations will have to be done for each iteration. It is likely to be a challenge for bidders to accomplish this in a short time period. While the process could be automated, it will still take an effort to automate.

It may be possible for bidders to ignore the opportunity to revise their bids under the proposed system. This means they would simply maintain the original bid curve introduced. This may be adequate. However, given the possibility of gaming the system, bidders who do not monitor and react to the market during the iterations run the risk of being a victim of the market.

To accomplish all of this analysis in the period of the iteration, it is likely that participants will be required to increase staff to perform analysis on bids and changing bids. Iterations will require an increase in communication with the PX. Undertaking these calculations in a short time period will require more computation power.

Further, these costs do not fall evenly on all bidders. In particular, these calculations will be more easily done on smaller portfolios and single unit bids, so bidders may gravitate to smaller portfolios. Bidders with larger portfolios are likely to have more staff and computing power. To the extent there are scale economies in bid revision, larger participants will be able to take advantage of these lower costs.

Although no study was done to quantify the costs of iterations on market participants, they are likely to be significant. It may well be the case that the increase in market efficiency arising


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from iterations will not be large enough to offset the transaction costs that must be incurred by participants.

C.   INTERVIEWS WITH PARTICIPANTS

As a part of the June research, a number of informal interviews were undertaken with various PX participants. From the period of May 22, 1998 through June 15, 1998, five telephone interviews were completed. Representatives of the following companies were interviewed: Pacific Gas & Electric, Southern California Edison, San Diego Gas and Electric, NorAm Energy and Electric Clearinghouse. The purpose of these interviews was to gain insight into the issues surrounding the introduction of iterative bidding into the PX day-ahead market. A number of topics were discussed in these interviews, including many described above. Specifically, each interviewee was asked about four topics. They are: the benefits and use of iterations; the time allotted for iterations; the time allotted for scheduling; and possible gaming of iterations. The results of these interviews will be summarized below by these four topics.

The participants were unanimous in their belief that iterative bidding could bring benefits to the market; however, they were divided as to whether they would use the iterations if introduced. All respondents said that smaller portfolio generators would benefit since they could avoid infeasibilities. One respondent stated that the information provided by the iterative process would help it make market arbitrage decisions. However, only two of the five said that they would make use of iterations if they were introduced. The reasons were varied for declining the use of bids. One stated it did not need iterations because of divestitures of generation. A second said the market was too new to make significant changes such as adding iterations. It also stated it would need to add additional resources to accommodate iterative bidding. The third stated the size of its portfolio was significant and it could not incur the transaction costs needed to alter bids during iterations.

Although the interviewees gave various opinions with regard to the time needed for iterations, they were unanimous with regard to one aspect of the timing. None was in favor of moving the close of bidding any earlier than 7:00 a.m. Their opinions about how much time should be allotted for iterations varied. One believed the one hour originally specified was the appropriate time. Another stated that only one-half hour should be allotted since more time was needed for scheduling. Two others did not specify a particular time period, but noted the allotted one hour would not be sufficient. They noted that a significant amount of time would be taken in uploading and downloading information from the PX. Further, they would need a sufficient amount of time to complete analysis and compare the PX market price with other opportunities. The fifth stated that perhaps as much as two hours were needed, but scheduling time should not be sacrificed for iteration time.

The respondents also varied considerably in their responses to the need for scheduling time. While all were unanimous in rejecting an earlier start time, some thought scheduling time could be shortened to allow more time for iterations. Others thought more time was needed for scheduling. The two interviewees who represented entities that were bidding a large number of


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plants stated that more time was needed for converting PX awarded quantities into generation schedules. One stated that it takes about 45 minutes to apportion awarded quantities to schedules and then another hour to hour and a half to calculate adjustment bids and ancillary services bids. The other stated that it on occasion had difficulty submitting its initial preferred schedules even with the extra time from the 7:00 a.m. to 8:00 a.m. hour. The three other interviewees thought the time was either adequate or could be shortened. One stated that no change was needed to the schedule. One observed that the time needed to schedule depended on whether it bid single generators or portfolios, with portfolios taking longer to schedule. The third expressed a desire to shorten the time for scheduling and also to have the ISO push back its requirement for schedules to 12:00 noon from 10:00 a.m. Given that these interviews were done approximately two and one half months into the market, it is to be expected that the assessments of time needed varied widely.

The interviewee's views about gaming were more consistent. Almost all of them had not given much thought to the specific opportunities for gaming; however, they were concerned that it may become a problem. One observed that his company had not thought of any particular ways to game the system, but, given the incentives, there are probably ways to game the system that no one has yet discovered. This interviewee suggested that more research be done involving market simulations to estimate the extent of the problem. Two others stated that they were concerned that opportunities may arise, but had not thought of any specific opportunities. One interviewee stated that its firm had little or no concern about gaming. Finally, the fifth interviewee stated that it did not consider behavior within the rules to be `gaming;' however, there was concern about being affected by behavior outside the rules. A strong set of rules would significantly reduce this possibility.

D.   CONCLUSIONS FROM JUNE 1998 STUDY

The conclusion drawn at the time the research was done was that the market was not yet ready for the introduction of iterations. The policy decision was made at the time that the topic should be taken up at a later date in the fall of 1998. This would allow more time for bidders to become familiar with the market and its operations. In particular, bidders would have become better at transforming their awards into generator schedules. Similarly, they would have more experience in having learned about their bids affected their profitability from the daily repeated auctions. These are countervailing effects. The transaction costs would be lower, but so would the value of the information produced by the iterations.

One of the conclusions from this investigation was that it was not clear whether bidders would have enough time to adjust their bids in the each of the iterations. Participants believed they needed sufficient time to undertake the proper analysis to respond to the information they faced. Over time the required time would be reduced, as they became more familiar with the process and data flows between themselves and the PX. Nonetheless, transactions costs for participants was going to be significant since much data processing would be needed to respond appropriately to information in iterations.


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From this research, it was clear there are potential gaming opportunities that need to be addressed before implementation could take place. In particular, the opportunity for fictitious bids to provide a means to signal false valuations was possible. Activity rules need to be developed to adequately address problems such as those associated with fictitious bids. Further, more research may be needed to address other potential gaming problems.

Overall, in June, the market institutions were still too new to have settled down significantly for iterations to be introduced. At that time, the hour-ahead market had not yet been introduced which could have contributed significantly to reducing risk from infeasibilities. Further, the amount of learning that was being done by daily repeated bidding was also limited. Significantly more learning would take place in the intervening period between June and November. Thus, by putting off consideration to a later date, the market would be better able to assess the value of iterations in a more mature market.


V.   SUMMARY OF RESEARCH DONE IN NOVEMBER 1998

Between June and November, the PX developed software to implement iterations. This involved incorporating the revision rules that had been specified. These are essentially the rules described above adapted to apply to demand as well as supply bids. Beta Tests of the software were undertaken to answer a number of questions. First, did the software work as expected? What modifications would have to be made before iterations could be introduced? Second, how many iterations would fit into the time allotted? Could changing the timing of the market increase the number of iterations? Third, how would its participants react to the introduction of iterations and necessary modifications to the market? Fourth, given the answers to all these questions, was the time right to introduce iterations? What problems might still have to be worked out before they could be introduced?

Because most of the costs and benefits of iterations would accrue to its participants, they would be in a much better position to assess whether there would be a net benefit from introducing iterations. Would their benefits be large enough to outweigh their costs? The best way to assess this would be to survey participants after they had been involved in the Beta Test. A survey was constructed and participants responded. The results of the Beta Tests and the survey were presented to the PX Board at its November meeting. A brief report was written to convey the research findings. The PX Board decided to postpone the introduction of iterations indefinitely.

The author of this report was not involved with the research undertaken in November 1998. Therefore, there is no immediate knowledge of the research effort. However, a copy of the report to the PX Board was provided to the author of this report. Large portions of that report will be excerpted below as an explanation of the November efforts. The portions not directly spelled out are contained in Appendices A and B. These appendices contain, respectively, the specific answers to the questionnaire and the price and quantity results for each iteration for each day tested.


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The large excerpt will provide a basis to critique the report and discuss issues that the Beta Test was not specifically designed to address. Particularly, are there any benefits or costs participants identify that have gone unnoticed?
Also, is there any evidence of behavior consistent with gaming in the Beta
Tests?

The excerpt of the report will be followed by discussion and comment on the results. After the excerpt from the November report, comments and observations will be made concerning some of the specific answers given to the questionnaire and iteration results that were included.


A.   EXCERPTS FROM `BETA TEST OF ITERATIVE BIDDING IN THE PX DAY-AHEAD MARKET'

EXECUTIVE SUMMARY

The PX operated a Beta Test of iterative bidding with PX participant involvement from November 2, 1998 through November 6, 1998. The purpose of the Beta Test was to provide PX Participants the opportunity to preview iterative bidding and submit comments based on this preview. The Beta Test also gave the PX an opportunity to evaluate in a market simulation environment the task of operating an iterative Day-Ahead Market.

Many of the PX Participants that took part in the Beta Test shared some common concerns about iterative bidding such as potential for gaming, reduced time for [Initial Prefered Schedules] IPS's, Adjustment bids, and Ancillary Services bids, and additional costs for staffing and system modifications. Many felt the costs to implement iterations outweighed the potential benefits. Over half of the participants that submitted comments recommended not implementing iterative bidding at this time. None recommended implementation.

The PX observed that iterative bidding would initially require 30 minutes per iteration, which would allow for at most 3 iteration if the final iteration closed at 8:00AM or 1.5 iterations if PX maintained current schedule of publishing final auction results at 7:15 AM. Over time, this could be reduced to 15 to 20 minutes per iteration, which would allow up to 4 or 5 iteration if the final iteration closed at 8:00AM or 2 iterations if PX maintained current schedule. Prior studies indicated that at least 10 iterations, sometimes many more, would be required to reach convergence. The benefit of 2 to 5 iterations would likely be small relative to the costs incurred by all stakeholders. The Majority of PX participants are against modifying the current PX timeline to allow for additional iterations. Before iterative bidding could be implemented the PX and PX Participants would incur additional costs associated with software fixes and modifications, additional testing, and training.

PX PARTICIPANT INVOLVEMENT

On October 26, 1998, the PX published a PX participant Notice (Notice 98-58) announcing a Participant Beta Test of Iterative Day-Ahead Bidding to be held from November 2, 1998


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through November 6, 1998. The initial conference call took place on October 28,
1998 to explain iterative bidding, answer any questions, and discuss the Beta Test. A total of 14 PX Participants opted to take part in the Beta Test. On average, the 14 PX Participants collectively represent 90% to 95% of the PX Day-Ahead market volume. A conference call was held after each session to discuss in an open forum any observations from the Beta Test.

PX PARTICIPANT COMMENTS

At the conclusion of the Beta Test, the 14 participants were asked to respond to the following seven questions:

     1. Do you think you would modify your bids during iterations? 11 responded.

          5 might, but not often.
          4 probably would not.
          1 yes, but stated against implementing iterations.
          1 no, and would consider no longer participating in PX market if iterations became mandatory.

     2.   How much time should be allowed per iteration? 12 responded.
          8 were in the range of 20-30 minutes.
          2 felt 15 minutes would be too short, but wanted to re-evaluate with software bugs fixed.
          1 could not answer until software fixes are in place and re-tested. 1 stated that 5 minutes would be sufficient.

     3. Are you willing to move the deadline for bids from 7:00 AM to 6:00 AM if necessary to provide for iterations? 12 responded.

          9 said no.
          1 said yes.
          1 said yes if other participants that would normally participate in iterations agreed.
          1 suggested 6:40 AM.

     4. Are you willing to reduce the amount of time available for submitting IPS's, adjustment bids, and A/S bids, if necessary to provide for iterations? 12 responded.

          8 said no.
          2 said yes.
          1 said yes, but would be pressed for time.
          1 very reluctantly would agree to a reduction in time.

     5.   Are you concerned about gaming during iterations? 11 responded.

          8  said yes.
          1 uncertain.
          2 said no.

     6. What benefits do you see for your company if iterations are implemented? 12 responded. 7 identified potential benefits such as price discovery, potential for higher profits, opportunity to reduce costs, or more feasible schedules. 5 mentioned minimal benefit, if any.

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     7.   What negative impacts do you see for your company if iterations are implemented? 11 responded. 11 identified potential negative impacts such as reduced time for IPS's and adjustment and A/S bids, additional personnel requirements, costs for developing analytical and data-management software, costs associated with human errors and computer system or software problems resulting from more complex iterative process, conflicting timeline with bilateral markets, higher prices due to gaming, withdrawal of bids or programmed response to iterative results, and making self-provision more difficult to implement.

Some participant provided unsolicited comments. Six participants recommended not implementing iterations at this time. Reasons included negative impacts outweigh benefits and PX should pursue more beneficial changes such as additional forward markets or improvements to the hour-ahead markets. Various software modifications or fixes were also identified. If iterations were implemented, these modifications and fixes would have to be addressed. None of the 14 participants recommended implementing iterations. The following tables include the participant responses. Some responses were edited at the request of the participant to exclude bidding strategy. Other comments were summarized or paraphrased.


[Table of responses reproduced in Appendix A.]


BETA TEST RESULTS AND CONCLUSIONS

The Beta Test was intended as a preview for participants of the iterative bidding process. This preview was intended to provide additional basis for participants' comments regarding the implementation of iterative bidding. These comments were presented in the previous section. The PX also made some observations concerning operation an iterative Day-Ahead market which are summarized as follows:

     o During iterative bidding, the PX would not have enough time to manually enter bids for participants having connectivity issues. This could cause some participants' bids to be come frozen prematurely and unintentionally.

     o Participants will initially require at least 30 minutes per iteration to successfully submit modified bids.

     o Gradually, the time per iteration could be reduced to 15 to 20 minutes.

     o PX will likely have to begin iterative bidding earlier or reduce the amount of time for IPS's, Adjustment Bids, and Ancillary Service bids to provide enough time for iterations.

     o    Iterative bidding should eliminate the need for the Anomalous Bid
          Protocol.

     o If iterative bidding were implemented, additional costs would be incurred to modify or fix core trading software based on comments during Beta Test.

     o    Substantial training and market simulation testing would be required.





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The Beta Test was not designed to prove or disprove theoretical results.
However, the following observations were made regarding the results of the Beta
Test:

     o Session 11-03-98 exhibited slight movements in price and volume until a bid was withdrawn that caused prices to increase an average of 80 percent while volume decreased by 20 percent.

     o Session 11-04-98 exhibited generally increasing prices with increasing volume.

     o Session 11-05-98 exhibited prices and volume that fluctuated modestly up and down.

     o Sessions 11-06-98 and 11-07-98 exhibited a pattern of generally increasing prices while volume initially increased, but later decreased.

The following tables and graphs show the movement of princes and volume during each of the iterative bidding sessions during the Beta Test.

     [Tables reproduced as Appendix B.]

B.   COMMENTS AND OBSERVATIONS FROM NOVEMBER RESEARCH

The PX made the decision to move forward with setting up the software for iterations and let participants get a feel for how it would work. Because most of the costs and benefits of implementing iterations would accrue to market participants, it makes sense to survey them with regards to determining whether iterations would bring a net benefit to the market. The Beta Testing provided participants to get a hands-on feel for how the institution would work and help them assess the costs and the benefits. It also helped the PX identify the costs of implementing the bidding system.


1.   COMMENTS ON RESULTS


A.   THE REPORT'S DISCUSSION

The PX report gives only the briefest of interpretations of Beta Test results. Nonetheless, the report does make some important observations that are worthy of highlight. First, the electronic communications links between the PX and participants are crucial to the successful operation of iterations. Further, it also requires operating procedures and rules when communications fails during the process.

Second, that it is questionable whether enough iterations could take place to achieve convergence. With iterations taking thirty minutes initially only having an hour for them. , this yields only two iterations are possible if each takes 30 minutes and there is only an hour for them. With a quickening of the pace to 15 minutes only yields 4 to 5 iterations. While this may be enough, it could also prove problematic, as will be discussed in greater detail below. Altering the timeline may also prove problematic.

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                                     - 31 -


Third, further costs would have to be incurred by the PX to implement system. Specifically, bugs need to be eliminated from software and it needs to be made friendlier to users. Also, implementation would require conducting more testing and training of market participants.

Although the report states that the test was not designed to support theoretical hypotheses, the report's discussion of the results is the most cursory and will be expanded below.


b.   THE REPORT'S OMISSIONS

Perhaps the largest omission from the report was a complete description of the participants who took part in the testing. The report states 14 participants representing some 90 to 95 percent of the Day-Ahead market volume. However, it does not report how many of the participants were supply-side bidders and how many were demand-side. Nor does it report whether the 90 to 95 percent included both sides of market volume or only the supply or demand side. The number and size of bidders on each side of the market is important information to be able to assess the results of the testing. An examination of the results shows there were clearly both demand and supply participants in the Beta Test. This is because on more than one day prices and quantities were increasing between iterations. Under the revision rules described above, this can only take place when demand is participating in the market.

Another deficiency in the report was that nothing was said about the closing rule used to decide which iteration was the last. Bidding strategies would be different if the number of iterations were announced before the first iteration. Similarly, bidding strategies would change if the number of iterations were announced during the auction. Thus, one cannot tell if the participants are bidding in such a way to get their desired outcome in the last iteration. There were a number of closing rules described above, it is clear that one of them was not being used. That is the change in energy prices was not appreciable. This is clear from the fourth iteration on 11-03-98 where there was almost no movement in prices between the third and fourth iterations, but the auction lasted for two more iterations.

Although it is understandable why such information was not reported, it would be instructive to have examined how each bidder changed its bids between iterations. This would perhaps reveal too much about individual's bidding strategies. A less sensitive number would have been to report how much total quantity was bid in at all levels of quantity. This would have provided information about the overall prominence of fictitious bidding. Nonetheless, only market-level data are reported and not individual bidder data. Thus, it is difficult to assess what strategies individual bidders are following. Nonetheless, the market-level data can also be revealing.


c.   INTERPRETING THE REPORT'S RESULTS

The report does contain market level prices and quantities for each round of each auction. These data are attached as Appendix A. In conjunction with the bidding rules for both demand


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                                     - 32 -



and supply in the market, examination of changes between iterations provides some insights as to how bidders were acting in the Beta Test.

In combination with the revision rules described above, the changes in prices and quantities between iterations indicate what is going on in the market. Supply side bidders only have two options in making revisions. First, they can adjust their bids to lower their selling price for each quantity they offer as described above. Second, they can remove a portfolio entirely from the market. Ceteris Paribus, supply bid adjustments lead to lower prices and higher quantities. Similarly, supply bid withdrawals lead to higher prices and lower quantities. This is illustrated in figure 10. In the initial iteration P(1) and Q(1) prevail. In the second iteration, if as a whole, supply adjusts its bids, then a lower price, P(2A), and higher quantity, Q(2A), result. However, if, as a whole, supply withdraws portfolios, then a higher price, P(2B), and lower quantity, Q(2B), ensue.


                         FIGURE 10: SUPPLY SIDE EFFECTS


                                    [GRAPH]


Likewise on the demand side of the market, there are only two options to making revisions in their bids, revisions and withdrawals. Again, ceteris paribus, demand bid adjustments lead to higher prices and higher quantities. In like fashion, demand bid withdrawals lead to lower prices and lower quantities. This can be seen in Figure 11. In the initial iteration, P(1) and Q(1) are the outcome. In the second iteration, if as a whole, demand adjusts its bids, then a higher price,


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                                     - 33 -


P(2A), and higher quantity, Q(2A), follow. However, if, as a whole, demand withdraws load, then a lower price, P(2B), and lower quantity, Q(2B), arise.


                         FIGURE 11: DEMAND SIDE EFFECTS


                                    [GRAPH]

While it is the case that these effects can take place simultaneously, examining how the prices and quantities change between iterations can shed some light on how both demand and supply bidders are reacting to the market. For example, between the first and second iterations in the 11-04-98 auction, both prices and quantities have increased. This indicates that, besides whatever else is going on in the market, the predominant effect is that demand bidders are adjusting their bids to increase the amount they are willing to pay for power. This is the only type of changes to the market that can explain both an increasing price and an increasing quantity. Given this method of interpretation, it is possible to describe the iterations in greater detail. Each of the daily markets will be described using these terms.

These results represent the first chance PX participants had to experience bidding with iterations. There was learning going on over these five days. The 11-03-98 market was the first day of the test. There were six iterations in this market. In the second iteration, prices were generally falling and quantities increasing with the exception of hours 22 and 23. This indicates the supply adjustments were the predominant activity in this iteration. In the late hours of the day, prices went up and volumes went down. This indicates that the net effect was


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                                     - 34 -



the removal of supply portfolios from the market. Suppliers may have bidding separate portfolios for separate hours and decided not to operate at those prices, thus, removing the portfolios for those hours. The third iteration shows generally increasing prices and quantities indicating demand decided to buy more at those prices. There is little change with the fourth iteration and depending on the stopping rule, the auction may have ended. However, in the fifth iteration, a chunk of 20% of the quantity in the market was removed from the supply side, leading to much higher prices and lower quantities. After such a large removal, it took another iteration of supply adjustment before the market ended.

The results for 11-04-98 show quite a different pattern of change. It too lasted six iterations. However, between each iteration, the prices and quantities increased. This indicates the major effect was demand side adjustments. Specifically, demanders were increasing their willingness to pay at the relevant levels of demands. However, the magnitude of the price changes diminished as the auction went on. There was an average 4 percent increase in prices between the first and second iteration, but only a .25 percent increase between iteration four and five. There must have been little activity in the later rounds.

The results for 11-05-98 show a prominence of the supply side of the market. Prices were generally falling and quantity increasing. This indicates suppliers were lowering their willingness to bids throughout the auction. The auction lasted nine rounds, but the activity was diminished under a 1 percent average price change by the fifth iteration. The rounds 3 through 6 saw changes only in hours 1 through 5, with supply adjustments lowering prices and increasing volumes. The later rounds saw changes in hours 17 through 20. There was a withdrawal of supply bids in iteration 6. In the remainder of the iterations, supply adjusted and prices fell in those hours. Again it should be highlighted that a couple of iterations may be needed when there is a supply withdrawal.

The results for 11-06-98 lasted six iterations and show a mix of results across iterations and hours. In the second iteration, most hours in prices and quantities increased. This indicates demand adjustments. However in morning hours prices fell while quantity increased, indicating supply competition for share. In the third iteration, there was supply competition as prices fell and volumes increased. The rest of the hours show increases in demand purchases. The fourth iteration showed a supply withdrawal as prices increased and quantities decreased in almost all hours. The fifth iteration showed a mix of effects with some supply withdrawal and demand adjustments. However, the last iteration revealed another supply withdrawal that increased prices by an average of over 5 percent. Given the limited information in the report, it is impossible to tell whether this result was caused by unprofitable portfolios exiting or removal of fictitious bids. However, if it is the latter, this is wholly consistent with the classic example of the supply gaming described above.

It should be highlighted that one way for demand to avoid paying the resulting high prices would be to play the same game. Specifically, for the demand side of the market to introduce fictitious bids of their own which they would remove in the last iteration as well. This would protect them from the resulting higher prices. This would inflate the quantity stated in the early



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                                     - 35 -



rounds of the market. Alternatively, this strategy would be harder to follow if there were uncertainty about when the auction would end. Such uncertainty would not eliminate the strategy, but only make it more difficult to follow.

The results for 11-07-98 lasted four iterations and show exactly the same pattern as the day before. Specifically, demand increased its willingness to buy between the first and second rounds with an average 8.66 percent increase in quantity and a 13.6 percent increase in prices. However, in the last iteration, supply withdrew portfolios resulting in an average 9.4 percent increase in price and a reduction in quantity. A stronger case can be made for supply manipulation of prices in this case. Withdrawal of supply for economic reasons means the portfolio would be losing money. However, with each iteration, all prices in all hours were increasing between iterations. The portfolio that was withdrawn in the fourth iteration had to have been losing money from the start of the market. Even if this portfolio was marginal and setting the prices in the previous rounds, it's initial bid had to have been below its costs. It is possible that this portfolio may have been waiting to see if prices would increase over iterations to make it profitable. However, the alternative hypothesis of a fictitious bid is also possible. More information about the specific bids and bidders would be needed to strengthen the argument either way. However, the result is consistent with supply manipulation of prices.

                                    [CHART]

The table summarizes the price and quantity movements for the changes between iterations for the first six iterations of each round. There were 11 iterations on 11-05-98, but only first five are shown here because there was little movement in prices and quantities in the later rounds. As can be seen in the table, for all days, a supply or demand adjustment started in the early rounds of the market. As expected, supply withdrawals came near the end of the iterations. It should be highlighted that demand withdrawals were never a predominant effect for any iteration on any day. This may indicate demand's unwillingness to take advantage of the revision rules in the iterative process.


2.   COMMENTS ON INTERVIEWS

The participant survey solicited views concerning the introduction of iterations. The answers as specified in the report are attached as Appendix B. The report did a good job of summarizing these comments. The survey dealt with two different issues that will be discussed


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                                     - 36 -


here. First, what was the participant's perceived benefits and costs of iterations? Second, how did the participants view gaming in the market?


a.   BENEFITS AND COSTS

The bulk of the questions in the survey had to do with the benefits and costs of implementation. In large part, the answers were conditioned on the conclusion the participants had come to. For instance, more than one participant stated that it would not support increasing the time for iterations given it did not see benefits and probably would not use them.

Three questions addressed the time available for iterations and garnered generally negative responses. Namely, only one participant was willing to increase the time for iterations. Thus, the benefits from iterations are great enough to overcome the transition costs of changing the established process.

Two participants cited price discovery as a benefit of iterations. These were probably demand side participants who were able to adjust consumption in the early rounds of iterations. Only two participants cited better adoption of feasible schedules as a benefit. Most found little benefits from iterations. Many of the participants cited higher costs of dealing with iterations as a significant negative impact of iterations.


b.   CONCERNS ABOUT GAMING

One of the questions asked explicitly about concerns about gaming in the market. Three participants cited particular games as a significant problem. Their comments support some of the observations made above about the possibility and likelihood.

One explicitly complained that the activity rules are not sufficient to prevent the type of fictitious bidding that was described above. Specifically, "Withdrawal Rule would allow a participant to submit a fake bid to drive price down to force others to withdraw from the market until the fake bid is withdrawn leaving the real bid at a higher price...." Further this participant stated it would not agree to implementing iterations unless this flaw was fixed.

Another participant stated it believed that there would be gaming, but it would not diminish the end results relative to a single-round auction. However, they also stated, "The basic game in iterative bidding involves the submission of bids that are not physically based for the sole purpose of withdrawing them to drive prices up." They correctly note that it would be difficult to guard against this behavior because it is similar to legitimate withdrawals.

It should also be highlighted that there were countervailing views of the results. One participant cited a higher MCP as a benefit from iterations. As discussed above, these higher prices may have been resulting from gaming of the market, particularly in the last two auctions. Another participant cited higher prices from gaming as a significant negative impact of the introduction of iterations.


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                                     - 37 -


C.   CONCLUSIONS FROM NOVEMBER RESEARCH

Given the responses of participants to the survey, the report does come to the correct conclusion about implementation of iterations at this time. Namely, the current iterative structure and timeline produce more costs for participants than it does benefits. Nonetheless, there are two new conclusions to that follow from the November research. First, there is a benefit to demand from participating in iterations. Second, there is the real potential for gaming the iterative process. Each of these conclusions will be discussed in turn.

Iterations provide significant benefits to the demand side of the market as well as to supply, particularly during the transition period. Because PG&E, SCE and SDG&E are required to purchase the power from the PX market, they currently have few options for procurement. Particularly, they can only buy from the Day-Ahead or On-the-Day markets. CTC recovery provides an incentive for them to reduce PX prices as much as they can. Splitting purchases between these markets is one of the only ways they have to reduce their power costs.

The basic problem they are solving is a quantity allocation problem between the markets. By buying less in one market they will pay a lower price in that market. However, they must then buy more in the other market, pushing up the price in that market. To do this effectively, they must forecast relevant supply elasticities for both markets. The tradeoff can be seen in Figure 12. Demanders have a total Q(T) they must purchase between both markets. By moving down the Day-Ahead supply curve, they move up the Hour-Ahead curve. The optimal allocation is given when the extra they save in one market is exactly offset by the extra they must pay in the other market.

Iterations in the market allows demanders to obtain better information about the Day-Ahead price before committing to how they would like to split their load between these markets. The iterations allow them better control over the quantity they purchase in the Day-Ahead market. If prices are low, they can adjust their demand bids to increase their purchases. If prices are high, they can withdraw some bids to reduce their purchases. This is a significant benefit from iterations.


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                                     - 38 -


                      FIGURE 12: DEMAND PURCHASE DECISION


                                    [GRAPH]


There is the possibility that there was manipulation of the market in the Beta Test by supply-side bidders. The price and quantity patterns in the last two days of the test are consistent with suppliers removing a `fictitious bid' in the last round of the auction. It would be impossible to eliminate the possibility of a fictitious bid without requiring all bidding to be done on a unit basis. The elimination of portfolio bids would have other consequences on the market and may not be the solution to this problem.

Further, the market results were not consistent with strategic behavior on the demand side of the market. However, that does not mean that demand could not behave exactly the same way supply does by bidding fictitious load that it too would pull out of the market on the last iteration. This behavior would tend to reduce price and quantities. Because the seller's objective is diametrically opposed to the buyer's, it is not clear how the net result would turn out if both sides of the market were undertaking strategic behavior simultaneously. More investigation and data analysis would be needed to determine what the likely result would be.


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                                     - 39 -


VI.  CONCLUSIONS

In its evaluation of the gains from implementing iterations in the market, the PX correctly looks to its participants for assistance in determining whether iterations should be adopted. Participants bear most of the costs and enjoy most of the benefits from iterations.

Participants report that the costs imposed by iterations are large in comparison to the benefits they provide under the present set of revision rules and market timeline. The costs imposed by iterations include increased staff and computer resources to process the information. The benefits are minimal except perhaps on the demand side of the market where price discovery allows a better allocation of purchases between the day-ahead and other markets.

However, more testing of iterations would have provided more information about the likely impacts of implementing these rules. For instance, there was not enough study to be able to tell what the impacts would be of strategic behavior. There may or may not be significant problems with bidders behaving strategically through the iterative process. While the Beta Test revealed market price and quantity results that are consistent with strategic behavior on the part of supply, there did not appear to be much strategic behavior on the demand side of the market. As just discussed, it would be possible for demanders to undertake similar behavior. Before implementation or revision of rules to address the problem of fictitious bids, more research should be done to identify the net effect when both sides of the market are behaving strategically.

Elimination of opportunities for strategic behavior may be difficult to implement since they would require the adoption of unit bidding. Unit bidding would considerably lessen the costs on suppliers to perform analysis during the iteration. However, it may require suppliers to forego the benefits of portfolio bidding.

Given the evidence, the policy decision to forego implementation of iterations at this time is a prudent one. Changes should be focused on addressing ways to reduce costs to participants. Any change in the rules or market that reduce the cost of transacting through iterations should make iterations more attractive.



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                                     - 40 -


VII. SOURCES

London Economics, "PX Auction Testing: A Report for the California PX Restructuring Trust" London Economics, Inc., March 3, 1997. (Also included as PX Appendix 3, Attachment B, PX/ISO filing, March 31, 1997).

London Economics, "Response to Request for Additional Information," Questions 15 and 18, May 20, 1997.

London Economics, Inc., "PX Auction Testing: A Report for the California PX Restructuring Trust." March 3, 1997. (Also included as PX Appendix 3, Attachment B, PX/ISO filing, March 31, 1997.)

London Economics, Inc., "The Impact of PX Simplifications on PX Efficiency: A Report for the California Trust on Power Industry Restructuring," September 1997.

Order Conditionally Authorizing Limited Operation of an Independent System Operator and Power Exchange, Conditionally Authorizing Transfer of Control the Facilities on an Interim Basis to an Independent System Operator, Granting Reconsideration, Addressing Rehearing, Establishing Procedures an Providing Guidance, FERC Order, October 30, 1997

Plott, Dr. Charles R., "Tests of the Power Exchange Mechanism," March 10, 1997. (Also included as Attachment 2, August 15, 1997 FERC Filing.)

Power Exchange Bidding and Bid Evaluation Protocol, Revised to Incorporate Iterative Bidding and Activity Rules, no date.

The FERC's 90 Questions, April 29, 1997

Wilson, Dr. Robert, "Bidding Activity Rules for the Power Exchange: Report to the California Trust for Power Industry Restructuring" Market Design Inc., March 14, 1997. (Also included as PX Appendix 3, Attachment A, PX/ISO filing, March 31, 1997).



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                                     - 41 -


                           APPENDIX A: SURVEY RESULTS

Participant   Do you think you would          How much time should   Are you willing to move    Are you willing to
              normally modify your bids       be allowed per the     deadline for bids          reduce the time
              during iterations?              iteration?             from 7:00 am to 6:00 am    available for
                                                                     if necessary to provide    submitting IPS's
                                                                     time for iteration?        Adjustment Bids, and
                                                                                                A/S bids, if necessary
                                                                                                to provide for
                                                                                                iteration?
------------- ------------------------------- ---------------------- -------------------------- -------------------------
1
------------- ------------------------------- ---------------------- -------------------------- -------------------------
2                                             20 minutes             6:40 am                    8:20 am
------------- ------------------------------- ---------------------- -------------------------- -------------------------
3             Probably not.                   15 minutes appears     No.                        No.
                                              tight, but we cannot
                                              accurately assess
                                              until technical
                                              difficulties are
                                              resolved
------------- ------------------------------- ---------------------- -------------------------- -------------------------
4             If iterations become            Based on the Beta      No.                      Rather not.
              mandatory, there is a good      Test, 5 minutes  is
              chance that we will no longer   sufficient time.
              participate in the PX Market
              because of the time
              constraints and manpower
              required to do iterations.
------------- ------------------------------- ---------------------- -------------------------- -------------------------
5             Not often, maybe 10% of the     20-30 minutes is       Yes.                       Yes.
              time.                           more realistic than
                                              15 minutes. PX
                                              could open the
                                              market with longer
                                              time period, then
                                              move to 15 minutes
                                              after participants
                                              gain experience.
------------- ------------------------------- ---------------------- -------------------------- -------------------------
6             Currently would not normally    Should be              Would be acceptable if     Based on other's
              modify bids. Would modify       re-evaluated after     the participants that      comments, would not be
              bids if economies in market     software bugs are      would normally             acceptable.
              place made good business        fixed. Right now,      participate in
              sense to make such              15 minutes is too      iterations are willing
              modifications.                  short.                 to move the timeline.
------------- ------------------------------- ---------------------- -------------------------- -------------------------
7             Right now, given the number     Cannot answer this     No. As it is, we are       No. This  would be an
              of resources we need to bid     question until fixes   pushing other entities     extreme hardship, given
              and/or schedule, iterative      are made and tested.   we work with to provide    the additional work on
              bidding is not necessarily an                          us appropriate data by 6   top of the current
              option, since you need to                              am so that we can          workload, to develop
              modify each resource and                               prepare our bids.          IPSs, Adj. Bids, and
              modify the appropriate  prices                                                    A/S bids.
              that are active. At this
              point, we would incorporate
              reviewing the MCP from the
              first iteration into our
              bidding process. But, as a
              rule, we would not
              automatically modify our bids.
------------- ------------------------------- ---------------------- -------------------------- -------------------------
8             Yes,  but  only  to a  limited  For the  Beta  tested  No.   Iterative   bidding  Currently,  the benefits
              extent.  However,  if  we  saw  process           and  is not worth  sacrificing  of   iterative   bidding
              evidence of routine  excessive  software,  absolutely  time  that  is  currently  appear  to be  far  less
              gaming,  such  that  only  the  no   less   than   15  used to make  last minute  than  the   benefits  of
              last       iteration       was  minutes.               improvements  to  initial  having  enough  time  to
              meaningful,   our  involvement  Realistically,  25-30  bids.   At  most,  a  few  do    a     good     job
              in  iterations  would drop off  minutes   are  needed  minutes    before    7:00  scheduling  and offering
              substantially.   Activity  may  to  make  any but the  might    be    sacrificed  Adj.    Bids   and   A/S
              be  limited  to the  selective  simplest,              (e.g.,     6:45).     The  bids.  Iteration  should
              withdrawal  of bids due to the  essentially            proposed   Say-of  market  not   be    allowed   to
              primary       reason      that  pre-designed,          at  6:00  am  would  make  reduce   the   time  for
              withdrawal  of bids is simple,  changes          when  closing    the    initial  these        activities.
              quick,   and  relatively  less  multiple   portfolios  Day-Ahead       iteration  Iterative   bidding   is
              subject to human error.         are involved.          before  7:00   especially  simply     not     worth
                                                                     impractical.               detracting  from the far
                                                                                                more     complex     and
                                                                                                manually       intensive
                                                                                                processes of  scheduling
                                                                                                and  bidding   into  the
                                                                                                adjustment    and    A/S
                                                                                                markets.
------------- ------------------------------- ---------------------- -------------------------- -------------------------
9             Yes.                            20 minutes maximum,    Prefer not. Suggest up     Would  very  reluctantly
                                              preferably             to four 20 minute          agree to shortening the
                                              30 minutes.            iterations, first          time to 1.5 hours.
                                                                     closing at 7 am and the    However, in view of
                                                                     last closing at 8 am.      previous comment, we
                                                                     Feel that 3 to 4           don't think it is
                                                                     iterations are             necessary.
                                                                     sufficient for operators
                                                                     to be able to adjust
                                                                     their schedules as
                                                                     necessary to run
                                                                     efficient production and
                                                                     recover costs as
                                                                     required. A fixed
                                                                     number of iterations
                                                                     provides greater
                                                                     opportunity for gaming.
------------- ------------------------------- ---------------------- -------------------------- -------------------------
10
------------- ------------------------------- ---------------------- -------------------------- -------------------------
11            Not likely.                     No less than 20        Would oppose, given not    Definitely not. DS's,
                                              minutes.               likely to participate in   Adj. Bids, and A/S bids
                                              Participants  must be  bid modification.          are extremely important
                                              allowed sufficient                                and those with large
                                              time to give proper                               number of schedules
                                              consideration  to bid                             already have a hard
                                              modifications. If                                 time finishing on
                                              too little time,                                  time. Self-provision
                                              participants will be                              of A/S will also
                                              incented to either                                consume additional time.
                                              not modify bids, or
                                              develop a programmed
                                              bid adjustment
                                              response to each
                                              round's results.
                                              Both of these
                                              behaviors completely
                                              defeat

DRAFT -- DO NOT CITE

                                                  the purpose
                                                  of iterations.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
12              Not at this time.                 30 minutes.              No.                          Absolutely not. This
                                                                                                        would be totally
                                                                                                        unacceptable.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
13              Same as Participant 12.           Same  as  Participant    Same as Participant 12.      Same as Participant 12.
                                                  12.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
14              Probably, but not very often.     Minimum of 20 minutes.   This is not acceptable.      May be a possibility,
                                                                           Wold conflict with           but could be pressed
                                                                           bilateral markets.           for time.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
Participant     Do you think you would normally   How much time should be  Are you willing to move      Are you willing to reduce
                modify your bids be during        allowed per iteration?   the deadline for bids from   the time available for
                iterations?                                                7:00 am to 6:00 am if        submitting IPS's
                                                                           necessary to provide         Adjustment Bids, and
                                                                           time for iteration?          A/S bids, if necessary
                                                                                                        to provide for
                                                                                                        iteration?
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
1
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
2                                                 Price discovery.                                      Various software fixes
                                                                                                        identified. Without
                                                                                                        fixes, would not favor
                                                                                                        iterations since
                                                                                                        negative impacts would
                                                                                                        outweigh the benefit of
                                                                                                        price discovery. During
                                                                                                        Beta Test, the resulting
                                                                                                        price change after
                                                                                                        2.5 hours of iterations
                                                                                                        was $0.10. That alone make
                                                                                                        iterative bidding look
                                                                                                        impractical.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
3               Uncertain.                        Minimal, if any.         Inadequate time to process   Additional testing
                                                                           bids.                        necessary after technical
                                                                                                        difficulties resolved.
                                                                                                        Various software fixes
                                                                                                        identified.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
4               Yes.                              If production  reacts    A burden and at times
                                                  same as simulation,      impossible for the
                                                  chance for more profit   pre-schedulers and
                                                  from  higher MCP.        dispatchers to do the
                                                                           process. Pre-schedulers
                                                                           are overloaded as it is.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
5               No.                               Better price             Additional time and          Various  software  fixes
                                                  discovery. Perhaps       personnel requirements       identified.
                                                  some opportunity         to with no definite
                                                  reduce costs.            financial benefit.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
6               Difficult to evaluate, but        None identified at       Based on relatively small    Various software fixed
                would be concerned about          this time, but would     price movements during       identified.
                participants with larger          not want to eliminate    market simulation, not much
                market share starting the         the ability to have      negative impact. However,
                bidding with lower or higher      this function in the     gaming could cause prices
                prices, knowing they could        future when the          to move out of the normal
                re-price their energy or          market becomes more      market range.
                withdraw from the market          robust and competitive.
                altogether. Some have contracts
                based on PX index pricing,
                whether the energy is being
                bought through the PX or not.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
7               Yes.                              For now, minimal         Timing of the IPS, A/S and
                                                  benefit. Our main        Adj. Bids. These bids are
                                                  concern is congestion    the "bread and butter" on
                                                  and this will not        setting the market for the
                                                  necessarily address it.  next day. Concerned about
                                                                           other issues related to
                                                                           billing and settlements,
                                                                           appropriate treatment of
                                                                           RMR generation, and
                                                                           solutions to congestion.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
8               We are not concerned that         Most of the potential    High opportunity cost of     Iterative bidding should
                gaming will diminish the end      benefits result from     reducing the amount of       not be implemented in the
                results relative to a single      better matching our      time for IPSs, Adj.          form that was tested during
                round auction, but we do          financial obligations    Bids, and  A/S bids.         the Beta Test. The process
                expect gaming and think that      with our physical        Costs involved in            as tested is far too time
                it will substantially eliminate   supply capabilities      developing new               consuming. The theoretical
                the theoretical benefits of the   and costs, However, the  analytical and data          incremental benefits of
                iterative process. The net        magnitude of             management software as       iterative bidding should be
                result is very little payback     these speculative        well as staffing issues      viewed as doubtful in
                for the time and effort consumed. benefits should not be   if ours are extended too     practice. If the  Board
                The likely basic game in          viewed as that great.    much earlier into the        decides in favor of
                iterative bidding involves        Other risk/revenue       morning. Finally, costs      iterations, implementation
                the submission of bids that       management tools         associated with human        should occur only after the
                are not physically based for      (including but not       errors and computer          successful conclusion of
                the sole purpose of withdrawing   limited to participa-    system or software           another test, any software
                them to drive prices up. Can      ting in markets closer   problems resulting from      bugs are fixed, and parties
                only be guarded against with      to real time) exist to   the more complex             more familiar with
                sophisticated market              better match physical    iterative process.           settlements problems have
                monitoring (a difficult task      and financial positions.                              endorsed the concept. At
                to distinguish between            The benefits of an                                    least one month lead time
                legitimate withdrawals and        iterative vs. a one                                   should be provided after
                gaming activities). Risk to       time auction process                                  final iterative process and
                gamers of not knowing when        are doubtful and really                               software are established to
                the last iteration will occur     can't be demonstrated in                              allow participants to
                is very minimal since the         any test we can think of.                             develop appropriate new
                gaming strategy could include                                                           analytical and data
                withdrawing enough capacity                                                             management tools. Iterative
                during each iteration to                                                                bidding should not be seen
                ensure the stopping criteria                                                            as a priority at this stage
                is not met, with the                                                                    of the maturing energy
                exception of the hard time                                                              market. It appears unlikely
                deadline.                                                                               to play a significant role
                                                                                                        in improving the ability of
                                                                                                        parties to manage financial
                                                                                                        risks. Attention

DRAFT -- DO NOT CITE

                                                                                                        would be better
                                                                                                        applied to working
                                                                                                        with the ISO to make
                                                                                                        the hourly market more
                                                                                                        streamlined (closer to
                                                                                                        real time) and user
                                                                                                        friendly.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
9               See a potential for gaming,       Virtually none (keep     Significant in terms of      Considering the various
                mostly due to the fact that       in mind we are a net     time effort and related      impacts of the iteration
                while sellers can withdraw        seller and have no       staffing, as well as         process on the market and
                their bids, buyers cannot         interest in reduced      conflicting timeline         our own operations, we are
                enter a new bid in later          prices) compared to      with bilateral markets.      against implementing
                iterations. Seems to be           negative impacts.        Iteration represents the     iterations. Answers to
                somewhat contrary to the                                   PX having a "free            previous questions
                effort to improve the prices.                              option" on our energy        provided in the event
                                                                           for an extra hour. By        the PX fixes software
                                                                           the time iterations are      problems, provides
                                                                           closed, most of our          sufficient testing, and
                                                                           bilateral transactions       decides to implement
                                                                           are completed.               iterations.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
10
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
11              Yes. Activity rules are not       Few, under the           Higher prices due either     Not in favor of
                sufficient to prevent gaming.     current structure of     to gaming or programmed      implementing iterations
                Withdrawal Rule would allow a     the proposed bidding     response to iterative        at this time. However,
                participant to submit a fake      rules.                   results. Greater             do not want to
                bid to drive price down to                                 possibility  of mistakes,    foreclose on the idea
                force others to withdraw from                              less time to create Adj.     either. Postpone
                the market until the fake bid is                           Ids and A/S bids. A          iterations until there
                finally withdrawn, leaving the                             process that potentially     is a demonstrable
                real bid at a higher price,                                makes self-provision         benefit at a minimum risk.
                resulting in a MCP that                                    more difficult to            Rather the PX pursue
                exceeds the price at which                                 implement correctly.         development of additional
                most withdrawn capacity would                                                           forward markets prior to
                have been willing to generate.                                                          implementing iterations
                This is at least one flaw that                                                          as we see a larger
                needs to be fixed. Until then,                                                          potential benefit in
                we will not agree to iterations.                                                        such development.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
12              Yes.                              We may be able to        Any reduction of time        Recommend shelve iterations.
                                                  revise bidding for       for IPSs, Adj. Bids, and     May be worth resurrecting
                                                  generation units for     A/S bids would be            at some later date, but do
                                                  implementing feasible    unacceptable. Price spikes   not want to set an
                                                  schedules.               because of gaming,           implementation date at
                                                                           withdrawal of bids           the time.
                                                                           to raise prices, etc.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
13              Same as Participant 12.           Same  as  Participant    Same as Participant 12.      Same as Participant 12.
                                                  12.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------
14              Not a significant concern.        May be an opportunity    Negative impacts far         May be a possibility,
                                                  to sell more.            outweigh the benefits.       but could be pressed
                                                                           Costs include personnel      for time.
                                                                           changes due to the times
                                                                           involved and less
                                                                           activity with the PX due
                                                                           to bilateral market
                                                                           timing conflicts.
-------------   -------------------------------   ----------------------   --------------------------   -------------------------

DRAFT -- DO NOT CITE

                  APPENDIX B: ITERATIONS RESULTS FOR BETA TEST

                      Simulation Results from 11-03-98 Test

          ITERATION #1           ITERATION #2                            ITERATION #3
  Hour      MCP       Volume       MCP     Volume   % MCP     % Vol Chng   MCP    Volume   % MCP    % Vol
                                                      Chng                                   Chng    Chng
-----------------------------------------------------------------------------------------------------------
  1        25.5149  13,839.6      25.0684  13,851.8     -1.75   0.09     25.1028  13,875.9     0.14   0.17
  2        25.0007  13,786.3      24.3026  13,829.3     -2.79   0.31     24.3700  13,852.3     0.28   0.17
  3        21.4308  13,608.3      21.0086  13,620.0     -1.97   0.09     21.0040  13,645.1    -0.02   0.18
  4        22.8479  13,660.1      21.3979  13,700.4     -6.35   0.30     21.3824  13,725.8    -0.07   0.19
  5        25.4741  13,983.0      25.0107  13,995.3     -1.82   0.09     25.0416  14,019.9     0.12   0.18
  6        33.9970  15,359.6      33.9970  15,359.6      0.00   0.00     33.9970  15,359.6     0.00   0.00
  7        53.6885  16,792.0      53.6883  16,792.0      0.00   0.00     53.8957  16,793.5     0.39   0.01
  8        57.3040  17,830.1      57.3038  17,830.2      0.00   0.00     57.4813  17,836.7     0.31   0.04
  9        60.2912  18,139.7      60.2911  18,139.7      0.00   0.00     60.4514  18,147.0     0.27   0.04
 10        55.2454  19,002.9      55.2453  19,002.9      0.00   0.00     55.4098  19,008.9     0.30   0.03
 11        57.6999  19,086.8      57.6998  19,086.8      0.00   0.00     57.8577  19,093.0     0.27   0.03
 12        58.3690  19,068.7      58.3688  19,068.7      0.00   0.00     58.5245  19,075.0     0.27   0.03
 13        43.9953  17,938.5      43.1070  18,170.4     -2.02   1.29     43.1998  18,171.2     0.22   0.00
 14        44.4718  17,745.7      43.7222  17,941.4     -1.69   1.10     43.7481  17,959.6     0.06   0.10
 15        44.3616  17,678.1      43.6423  17,868.3     -1.62   1.08     43.6488  17,891.6     0.01   0.13
 16        42.8081  17,753.2      42.2550  17,898.9     -1.29   0.82     42.2095  17,935.6    -0.11   0.21
 17        44.7584  18,006.6      43.9977  18,256.2     -1.70   1.39     44.0497  18,266.7     0.12   0.06
 18        45.4382  19,188.0      44.9992  19,347.0     -0.97   0.83     44.9998  19,373.6     0.00   0.14
 19        45.8005  18,889.7      45.2621  19,081.3     -1.18   1.01     45.3348  19,082.0     0.16   0.00
 20        44.9092  18,234.1      44.5556  18,356.2     -0.79   0.67     44.6263  18,357.1     0.16   0.00
 21        42.8459  18,055.8      42.4925  18,172.7     -0.82   0.65     42.5547  18,177.3     0.15   0.03
 22        39.7595  17,400.5      42.3760  16,619.6      6.58  -4.49     42.3764  16,619.6     0.00   0.00
 23        36.6966  16,532.1      39.6236  15,752.1      7.98  -4.72     39.6243  15,752.1     0.00   0.00
 24        20.9864  15,086.3      28.0213  14,935.9     33.52  -1.00     27.1650  14,944.5    -3.06   0.06
          -------------------    ------------------------------------    ----------------------------------
           41.4040 406,665.7      41.5599 406,676.7      0.38   0.00     41.5856 406,963.6     0.06   0.07



      ITERATION #4                      ITERATION #5                      ITERATION #6
Hour    MCP    Volume  % MCP  % Vol       MCP    Volume  % MCP  % Vol       MCP    Volume   % MCP  % Vol
                        Chng    Chng                      Chng    Chng                       Chng   Chng
----------------------------------------------------------------------------------------------------------
  1   25.1028 13,875.9   0.00   0.00    66.5545 11,233.5 165.13 -19.04    66.5545  11,233.5   0.00   0.00
  2   24.3700 13,852.3   0.00   0.00    59.7646 11,488.1 145.24 -17.07    59.7646  11,488.1   0.00   0.00
  3   21.0040 13,645.1   0.00   0.00    57.5443 11,413.5 173.97 -16.35    57.5443  11,413.5   0.00   0.00
  4   21.3660 13,726.2  -0.08   0.00    58.5590 11,433.6 174.08 -16.70    58.5590  11,433.6   0.00   0.00
  5   25.0416 14,019.9   0.00   0.00    63.9028 11,649.3 155.19 -16.91    63.9028  11,649.3   0.00   0.00
  6   33.9970 15,359.6   0.00   0.00    76.6063 12,274.3 125.33 -20.09    76.6063  12,274.3   0.00   0.00
  7   53.8957 16,793.5   0.00   0.00    93.0266 12,954.7  72.60 -22.86    92.8824  12,968.2  -0.16   0.10
  8   57.4813 17,836.7   0.00   0.00    89.0012 14,440.4  54.84 -19.04    88.8290  14,459.9  -0.19   0.14
  9   60.4514 18,147.0   0.00   0.00    92.0143 14,545.5  52.21 -19.85    91.8674  14,561.5  -0.16   0.11
 10   55.4098 19,008.9   0.00   0.00    85.4252 15,458.4  54.17 -18.68    92.6781  14,590.1   8.49  -5.62
 11   57.8577 19,093.0   0.00   0.00    87.3385 15,493.3  50.95 -18.85    87.1651  15,515.8  -0.20   0.15
 12   58.5245 19,075.0   0.00   0.00    87.7634 15,482.6  49.96 -18.83    87.5943  15,504.8  -0.19   0.14
 13   43.1998 18,171.2   0.00   0.00    79.0559 14,156.2  83.00 -22.10    78.7859  14,175.9  -0.34   0.14
 14   43.7481 17,959.6   0.00   0.00    80.1324 14,008.7  83.17 -22.00    79.9935  14,018.8  -0.17   0.07
 15   43.6488 17,891.6   0.00   0.00    80.0171 13,929.1  83.32 -22.15    79.9645  13,933.0  -0.07   0.03
 16   42.1850 17,941.9  -0.06   0.04    77.4086 13,864.7  83.50 -22.72    77.1426  13,883.6  -0.34   0.14
 17   44.0497 18,266.7   0.00   0.00    78.8250 14,144.4  78.95 -22.57    78.5635  14,162.9  -0.33   0.13
 18   44.9998 19,373.6   0.00   0.00    83.4484 14,819.4  85.44 -23.51    83.1663  14,841.5  -0.34   0.15
 19   45.3348 19,082.0   0.00   0.00    76.4652 15,248.0  68.67 -20.09    83.9946  14,654.7   9.85  -3.89
 20   44.6263 18,357.1   0.00   0.00    78.0904 14,317.1  74.99 -22.01    78.0202  14,322.3  -0.09   0.04
 21   42.5547 18,177.3   0.00   0.00    73.9360 13,926.2  73.74 -23.39    73.8005  13,935.8  -0.18   0.07
 22   42.3764 16,619.6   0.00   0.00    67.2876 13,136.1  58.79 -20.96    66.8728  13,163.0  -0.62   0.20
 23   39.6243 15,752.1   0.00   0.00    60.2846 12,315.3  52.14 -21.82    60.2846  12,315.3   0.00   0.00
 24   27.1650 14,944.5   0.00   0.00    48.0100 11,734.9  76.73 -21.48    48.0100  11,734.9   0.00   0.00
      -------------------------------   -------------------------------   --------------------------------
      41.5839 406,970.3  0.00   0.00    75.0192 323,467.3 80.40 -20.52    75.5228 322,234.3   0.67  -0.38

DRAFT -- DO NOT CITE

                                         Simulation Results from 11-04-98 Test

          ITERATION #1         ITERATION #2                        ITERATION #3
  Hour      MCP      Volume      MCP     Volume  % MCP   % Vol       MCP     Volume  % MCP  % Vol
                                                  Chng     Chng                       Chng   Chng
---------------------------------------------------------------------------------------------------
  1     138.7488   7,948.2     152.1834  7,963.4    9.68  0.19     154.0089  7,965.5   1.20   0.03
  2     80.0820    8,257.5      83.5213  8,317.5    4.29  0.73      85.0086  8,333.1   1.78   0.19
  3     74.9955    8,013.0      76.0084  8,068.3    1.35  0.69      77.0058  8,111.6   1.31   0.54
  4     78.0239    8,149.5      79.0085  8,209.5    1.26  0.74      80.0054  8,263.3   1.26   0.66
  5     101.3070   8,441.7     109.2207  8,444.1    7.81  0.03     112.0087  8,445.0   2.55   0.01
  6     201.0481   8,538.4     211.1587  8,541.5    5.03  0.04     215.9516  8,543.0   2.27   0.02
  7     225.8105   9,192.9     228.8427  9,193.9    1.34  0.01     230.5389  9,194.4   0.74   0.01
  8     187.7054  10,587.2     194.7793 10,589.4    3.77  0.02     200.0079 10,591.0   2.68   0.02
  9     197.5304  10,685.3     206.9756 10,691.6    4.78  0.06     211.5941 10,694.0   2.23   0.02
 10     206.8824  10,730.2     216.4953 10,736.6    4.65  0.06     220.5132 10,739.3   1.86   0.03
 11     211.4975  10,748.2     220.1406 10,753.9    4.09  0.05     223.1588 10,756.0   1.37   0.02
 12     214.0332  10,641.3     221.7829 10,646.4    3.62  0.05     224.1089 10,648.0   1.05   0.02
 13     222.1792  10,463.7     225.6048 10,466.0    1.54  0.02     228.0034 10,467.6   1.06   0.02
 14     225.7341  10,190.1     235.1831 10,196.4    4.19  0.06     241.5478 10,200.6   2.71   0.04
 15     225.7328  10,113.8     235.1582 10,120.1    4.18  0.06     241.5197 10,124.3   2.71   0.04
 16     225.7507  10,081.2     235.1082 10,087.4    4.15  0.06     241.4570 10,091.7   2.70   0.04
 17     226.1181  10,328.8     240.1522 10,338.2    6.21  0.09     247.0723 10,342.8   2.88   0.04
 18     226.4257  10,944.8     240.5433 10,954.3    6.23  0.09     247.1360 10,958.7   2.74   0.04
 19     226.3423  10,863.0     230.1066 10,867.2    1.66  0.04     233.1054 10,870.6   1.30   0.03
 20     223.3216  10,833.9     228.5911 10,839.9    2.36  0.06     229.9367 10,841.4   0.59   0.01
 21     204.4151  10,720.7     214.0269 10,731.6    4.70  0.10     218.3020 10,736.4   2.00   0.04
 22     175.1481  10,428.7     177.0817 10,430.9    1.10  0.02     177.0817 10,430.9   0.00   0.00
 23     141.8638   9,598.1     151.6702  9,609.3    6.91  0.12     151.7525  9,609.4   0.05   0.00
 24     79.3292    9,282.8      79.9976  9,321.7    0.84  0.42      79.9976  9,321.7   0.00   0.00
        -------------------    --------------------------------    --------------------------------
        180.0011 235,783.0     187.2226 236,119.1   4.01  0.14     190.4510 236,280.3  1.72   0.07


      ITERATION #4                       ITERATION #5                       ITERATION #6
Hour    MCP     Volume  % MCP  % Vol       MCP     Volume  % MCP  % Vol       MCP     Volume  % MCP  % Vol
                         Chng    Chng                       Chng    Chng                       Chng   Chng
------------------------------------------------------------------------------------------------------------
  1   155.0081  7,966.6   0.65   0.01    156.0076  7,967.8   0.64   0.02    156.0076  7,967.8   0.00   0.00
  2    87.0068  8,352.1   2.35   0.23     88.0062  8,355.0   1.15   0.03     88.0062  8,355.0   0.00   0.00
  3    79.2806  8,209.4   2.95   1.21     79.2987  8,209.9   0.02   0.01     79.2987  8,209.9   0.00   0.00
  4    80.0054  8,263.3   0.00   0.00     80.8139  8,281.6   1.01   0.22     80.8139  8,281.6   0.00   0.00
  5   115.0072  8,445.9   2.68   0.01    116.0067  8,446.2   0.87   0.00    116.0067  8,446.2   0.00   0.00
  6   220.0005  8,544.2   1.87   0.01    220.2271  8,544.3   0.10   0.00    220.2271  8,544.3   0.00   0.00
  7   232.4418  9,195.0   0.83   0.01    234.5451  9,195.6   0.90   0.01    235.0967  9,195.8   0.24   0.00
  8   205.0019 10,592.5   2.50   0.01    206.0008 10,592.8   0.49   0.00    206.0008 10,592.8   0.00   0.00
  9   215.0037 10,696.9   1.61   0.03    216.0019 10,697.6   0.46   0.01    216.0019 10,697.6   0.00   0.00
 10   220.5132 10,739.3   0.00   0.00    220.5132 10,739.3   0.00   0.00    220.5132 10,739.3   0.00   0.00
 11   223.1588 10,756.0   0.00   0.00    223.1588 10,756.0   0.00   0.00    223.1588 10,756.0   0.00   0.00
 12   224.1089 10,648.0   0.00   0.00    224.1089 10,648.0   0.00   0.00    224.1089 10,648.0   0.00   0.00
 13   230.0070 10,468.9   0.88   0.01    232.8327 10,470.8   1.23   0.02    234.0060 10,471.6   0.50   0.01
 14   245.5774 10,203.3   1.67   0.03    245.6651 10,203.4   0.04   0.00    245.6651 10,203.4   0.00   0.00
 15   245.5527 10,127.0   1.67   0.03    245.6375 10,127.1   0.03   0.00    245.6375 10,127.1   0.00   0.00
 16   245.5036 10,094.4   1.68   0.03    245.8242 10,094.6   0.13   0.00    245.8242 10,094.6   0.00   0.00
 17   249.4611 10,344.4   0.97   0.02    249.5189 10,344.4   0.02   0.00    249.5189 10,344.4   0.00   0.00
 18   249.4218 10,960.2   0.92   0.01    249.4814 10,960.2   0.02   0.00    249.4814 10,960.2   0.00   0.00
 19   235.8417 10,873.7   1.17   0.03    235.8417 10,873.7   0.00   0.00    235.8417 10,873.7   0.00   0.00
 20   229.9367 10,841.4   0.00   0.00    229.9367 10,841.4   0.00   0.00    229.9367 10,841.4   0.00   0.00
 21   218.3020 10,736.4   0.00   0.00    218.3020 10,736.4   0.00   0.00    218.3020 10,736.4   0.00   0.00
 22   177.0817 10,430.9   0.00   0.00    177.0817 10,430.9   0.00   0.00    177.0817 10,430.9   0.00   0.00
 23   151.7525  9,609.4   0.00   0.00    151.7525  9,609.4   0.00   0.00    151.7525  9,609.4   0.00   0.00
 24    79.9976  9,321.7   0.00   0.00     79.9976  9,321.7   0.00   0.00     79.9976  9,321.7   0.00   0.00
      --------------------------------   --------------------------------   --------------------------------
      192.2905 236,420.9  0.97   0.06    192.7734 236,448.1  0.25   0.01    192.8452 236,449.1  0.04   0.00

DRAFT -- DO NOT CITE

                     Simulation Results from 11-05-98 Test

          ITERATION #1         ITERATION #2                       ITERATION #3
  Hour      MCP      Volume      MCP    Volume  % MCP   % Vol       MCP     Volume   % MCP  % Vol
                                                 Chng     Chng                        Chng   Chng
---------------------------------------------------------------------------------------------------
  1       17.3078 15,390.4     14.4685 15,404.4  -16.40  0.09      12.8492  15,609.4 -11.19   1.33
  2       13.9991 14,970.7     12.4184 15,163.9  -11.29  1.29      10.9207  15,319.4 -12.06   1.03
  3       12.4703 14,732.1     10.9990 14,891.0  -11.80  1.08       9.8170  14,945.9 -10.75   0.37
  4       12.5388 14,851.2     11.0081 14,929.3  -12.21  0.53       9.7430  15,065.3 -11.49   0.91
  5       16.7483 15,337.0     14.9915 15,346.3  -10.49  0.06      12.4749  15,554.5 -16.79   1.36
  6       24.5189 16,991.3     22.1606 17,004.3   -9.62  0.08      21.9969  17,257.8  -0.74   1.49
  7       27.0070 18,938.3     27.0001 19,162.3   -0.03  1.18      27.0001  19,162.3   0.00   0.00
  8       27.9966 20,034.3     27.4453 20,050.2   -1.97  0.08      27.3943  20,050.9  -0.19   0.00
  9       29.9947 20,760.2     29.4329 20,800.1   -1.87  0.19      29.3229  20,801.1  -0.37   0.00
 10       29.3145 21,338.9     28.9956 21,354.5   -1.09  0.07      28.8304  21,356.1  -0.57   0.01
 11       30.3527 21,667.2     30.0079 21,693.8   -1.14  0.12      31.9866  21,635.3   6.59  -0.27
 12       31.9899 21,723.8     31.9866 21,735.2   -0.01  0.05      33.9961  21,682.6   6.28  -0.24
 13       34.9911 21,686.9     34.9917 21,701.3    0.00  0.07      34.9725  21,701.8  -0.05   0.00
 14       35.9751 21,714.8     35.7730 21,739.6   -0.56  0.11      35.9715  21,755.0   0.55   0.07
 15       36.0015 21,580.8     36.7892 21,556.5    2.19 -0.11      36.1826  21,586.5  -1.65   0.14
 16       36.0021 21,324.3     37.5484 21,265.2    4.30 -0.28      36.9764  21,295.2  -1.52   0.14
 17       36.0050 21,588.6     39.9924 21,402.5   11.07 -0.86      39.5062  21,441.7  -1.22   0.18
 18       42.9643 22,625.4     41.9919 22,694.0   -2.26  0.30      42.4001  22,697.5   0.97   0.02
 19       43.5176 22,396.9     42.9027 22,444.4   -1.41  0.21      43.2025  22,453.9   0.70   0.04
 20       39.1212 21,954.2     38.5965 21,999.5   -1.34  0.21      38.4921  22,030.2  -0.27   0.14
 21       34.9773 21,234.6     34.9783 21,249.0    0.00  0.07      34.9730  21,249.1  -0.02   0.00
 22       27.9944 19,823.3     27.4769 19,839.0   -1.85  0.08      27.4811  19,840.2   0.02   0.01
 23       24.9585 17,462.8     24.0005 17,472.3   -3.84  0.05      23.4731  17,476.1  -2.20   0.02
 24       15.6528 16,055.7     13.1182 16,270.0  -16.19  1.33      11.8672  16,324.0  -9.54   0.33
          -----------------    -------------------------------    ---------------------------------
          28.4333 466,183.7    27.8781 467,168.6  -1.95  0.21      27.5763 468,291.8  -1.08   0.24

      ITERATION #4                       ITERATION #5                      ITERATION #6
Hour    MCP    Volume  % MCP  % Vol Chng  MCP    Volume  % MCP  % Vol Chng   MCP    Volume  % MCP   %
                        Chng                              Chng                               Chng   Vol
                                                                                                    Chng
----------------------------------------------------------------------------------------------------------
  1   11.7593 15,812.7  -8.48   1.30   11.3274  15,814.0  -3.67   0.01    11.0067  15,898.0   -2.83  0.53
  2   10.0000 15,472.8  -8.43   1.00    9.6949  15,523.8  -3.05   0.33     9.3690  15,538.7   -3.36  0.10
  3    8.9705 15,099.4  -8.62   1.03    8.4862  15,101.4  -5.40   0.01     8.0945  15,150.3   -4.62  0.32
  4    9.3275 15,217.1  -4.26   1.01    9.0082  15,218.4  -3.42   0.01     9.0083  15,229.5    0.00  0.07
  5   12.5672 15,704.2   0.74   0.96   12.0488  15,705.9  -4.13   0.01    12.0688  15,805.8    0.17  0.64
  6   21.9969 17,257.8   0.00   0.00   21.9969  17,257.8   0.00   0.00    21.9969  17,257.8    0.00  0.00
  7   27.0001 19,162.3   0.00   0.00   27.0001  19,162.3   0.00   0.00    27.0001  19,162.3    0.00  0.00
  8   27.3943 20,050.9   0.00   0.00   27.3943  20,050.9   0.00   0.00    27.3943  20,050.9    0.00  0.00
  9   29.3229 20,801.1   0.00   0.00   29.3229  20,801.1   0.00   0.00    29.3229  20,801.1    0.00  0.00
 10   28.8304 21,356.1   0.00   0.00   28.8304  21,356.1   0.00   0.00    28.8304  21,356.1    0.00  0.00
 11   31.2923 21,683.2  -2.17   0.22   31.0315  21,690.7  -0.83   0.03    31.0315  21,690.7    0.00  0.00
 12   33.0078 21,719.7  -2.91   0.17   33.0049  21,726.9  -0.01   0.03    33.0049  21,726.9    0.00  0.00
 13   34.9385 21,727.8  -0.10   0.12   34.9385  21,727.8   0.00   0.00    34.9385  21,727.8    0.00  0.00
 14   35.9715 21,755.0   0.00   0.00   35.9715  21,755.0   0.00   0.00    35.9715  21,755.0    0.00  0.00
 15   35.9973 21,595.6  -0.51   0.04   35.9804  21,596.5  -0.05   0.00    36.4949  21,596.5    1.43  0.00
 16   36.4947 21,318.7  -1.30   0.11   36.4947  21,318.7   0.00   0.00    36.7719  21,305.2    0.76 -0.06
 17   39.5062 21,441.7   0.00   0.00   39.5062  21,441.7   0.00   0.00    39.9936  21,399.5    1.23 -0.20
 18   42.4001 22,697.5   0.00   0.00   42.4001  22,697.5   0.00   0.00    43.9960  22,587.7    3.76 -0.48
 19   43.2025 22,453.9   0.00   0.00   43.2025  22,453.9   0.00   0.00    44.5863  22,358.1    3.20 -0.43
 20   38.4921 22,030.2   0.00   0.00   44.9906  21,639.5  16.88  -1.77    44.9938  21,689.4    0.01  0.23
 21   34.9746 21,274.1   0.00   0.12   34.9746  21,274.1   0.00   0.00    34.9746  21,274.1    0.00  0.00
 22   27.4811 19,840.2   0.00   0.00   27.4811  19,840.2   0.00   0.00    27.4811  19,840.2    0.00  0.00
 23   23.3378 17,476.6  -0.58   0.00   23.1920  17,477.2  -0.62   0.00    23.1752  17,477.3   -0.07  0.00
 24   11.9922 16,462.5   1.05   0.85   11.7817  16,474.3  -1.76   0.07    11.7817  16,474.3    0.00  0.00
      -------------------------------  --------------------------------   --------------------------------
      27.3441 469,411.1 -0.84   0.24   27.5025 469,105.7   0.58  -0.07    27.6370 469,153.2    0.49  0.01

DRAFT -- DO NOT CITE

      ITERATION #7                       ITERATION #8                      ITERATION #9
Hour    MCP    Volume  % MCP  % Vol Chng  MCP    Volume  % MCP  % Vol Chng  MCP    Volume  % MCP  % Vol
                        Chng                              Chng                              Chng   Chng
---------------------------------------------------------------------------------------------------------
  1   11.0067 15,898.0   0.00   0.00   11.0067  15,898.0   0.00   0.00   11.0067  15,898.0   0.00   0.00
  2    9.3690 15,538.7   0.00   0.00    9.3690  15,538.7   0.00   0.00    9.3690  15,538.7   0.00   0.00
  3    8.0948 15,153.0   0.00   0.02    7.7277  15,154.5  -4.54   0.01    7.3987  15,155.9  -4.26   0.01
  4    9.0083 15,229.5   0.00   0.00    9.0083  15,229.5   0.00   0.00    9.0083  15,229.5   0.00   0.00
  5   12.0688 15,805.8   0.00   0.00   12.0688  15,805.8   0.00   0.00   12.0688  15,805.8   0.00   0.00
  6   21.9969 17,257.8   0.00   0.00   21.9969  17,257.8   0.00   0.00   21.9969  17,257.8   0.00   0.00
  7   27.0001 19,162.3   0.00   0.00   27.0001  19,162.3   0.00   0.00   27.0001  19,162.3   0.00   0.00
  8   27.3943 20,050.9   0.00   0.00   27.3943  20,050.9   0.00   0.00   27.3943  20,050.9   0.00   0.00
  9   29.3229 20,801.1   0.00   0.00   29.3229  20,801.1   0.00   0.00   29.3229  20,801.1   0.00   0.00
 10   28.8304 21,356.1   0.00   0.00   28.8304  21,356.1   0.00   0.00   28.8304  21,356.1   0.00   0.00
 11   31.0315 21,690.7   0.00   0.00   31.0315  21,690.7   0.00   0.00   31.0315  21,690.7   0.00   0.00
 12   33.0049 21,726.9   0.00   0.00   33.0049  21,726.9   0.00   0.00   33.0049  21,726.9   0.00   0.00
 13   34.9385 21,727.8   0.00   0.00   34.9385  21,727.8   0.00   0.00   34.9385  21,727.8   0.00   0.00
 14   35.9715 21,755.0   0.00   0.00   35.9715  21,755.0   0.00   0.00   35.9715  21,755.0   0.00   0.00
 15   36.4949 21,596.5   0.00   0.00   36.4949  21,596.5   0.00   0.00   36.4949  21,596.5   0.00   0.00
 16   36.7719 21,305.2   0.00   0.00   36.7719  21,305.2   0.00   0.00   36.7719  21,305.2   0.00   0.00
 17   39.9936 21,399.5   0.00   0.00   39.9936  21,399.5   0.00   0.00   26.9196  19,770.5 -32.69  -7.61
 18   43.7381 22,601.4  -0.59   0.06   43.5624  22,610.7  -0.40   0.04   43.5824  22,610.7   0.05   0.00
 19   44.3227 22,371.1  -0.59   0.06   44.0074  22,393.3  -0.71   0.10   44.0022  22,406.5  -0.01   0.06
 20   44.9930 21,689.4   0.00   0.00   44.9930  21,689.4   0.00   0.00   44.9930  21,689.4   0.00   0.00
 21   34.9746 21,274.1   0.00   0.00   34.9746  21,274.1   0.00   0.00   34.9746  21,274.1   0.00   0.00
 22   27.4811 19,840.2   0.00   0.00   27.4811  19,840.2   0.00   0.00   27.4811  19,840.2   0.00   0.00
 23   23.2088 17,483.3   0.14   0.03   23.2088  17,483.3   0.00   0.00   23.2088  17,483.3   0.00   0.00
 24   11.7817 16,474.3   0.00   0.00   11.7817  16,474.3   0.00   0.00   11.7817  16,474.3   0.00   0.00
      -------------------------------  --------------------------------  --------------------------------
      27.6166 469,188.6 -0.07   0.01   27.5809 469,221.6  -0.13   0.01   27.0230 467,607.2  -2.02  -0.34



      ITERATION #10                      ITERATION #11
Hour    MCP    Volume  % MCP  % Vol Chng  MCP    Volume  % MCP  % Vol
                        Chng                              Chng   Chng
-----------------------------------------------------------------------
  1   11.0067 15,898.0   0.00   0.00   11.0067  15,898.0   0.00   0.00
  2    9.3690 15,538.7   0.00   0.00    9.3690  15,538.7   0.00   0.00
  3    7.3987 15,155.9   0.00   0.00    7.3987  15,155.9   0.00   0.00
  4    9.0083 15,229.5   0.00   0.00    9.0083  15,229.5   0.00   0.00
  5   12.0688 15,805.8   0.00   0.00   12.0688  15,805.8   0.00   0.00
  6   21.9969 17,257.8   0.00   0.00   21.9969  17,257.8   0.00   0.00
  7   27.0001 19,162.3   0.00   0.00   27.0001  19,162.3   0.00   0.00
  8   27.3943 20,050.9   0.00   0.00   27.3943  20,050.9   0.00   0.00
  9   29.3229 20,801.1   0.00   0.00   29.3229  20,801.1   0.00   0.00
 10   28.8304 21,356.1   0.00   0.00   28.8304  21,356.1   0.00   0.00
 11   31.0315 21,690.7   0.00   0.00   31.0315  21,690.7   0.00   0.00
 12   33.0049 21,726.9   0.00   0.00   33.0049  21,726.9   0.00   0.00
 13   34.9385 21,727.8   0.00   0.00   34.9385  21,727.8   0.00   0.00
 14   35.9715 21,755.0   0.00   0.00   35.9715  21,755.0   0.00   0.00
 15   36.4949 21,596.5   0.00   0.00   36.4949  21,596.5   0.00   0.00
 16   36.7719 21,305.2   0.00   0.00   36.7719  21,305.2   0.00   0.00
 17   26.8840 19,770.7  -0.13   0.00   27.3848  20,018.3   1.86   1.25
 18   43.5624 22,610.7  -0.05   0.00   43.5624  22,610.7   0.00   0.00
 19   44.0022 22,406.5   0.00   0.00   44.0022  22,406.5   0.00   0.00
 20   44.9930 21,689.4   0.00   0.00   44.9930  21,689.4   0.00   0.00
 21   34.9746 21,274.1   0.00   0.00   34.9746  21,274.1   0.00   0.00
 22   27.4811 19,840.2   0.00   0.00   27.4811  19,840.2   0.00   0.00
 23   23.2088 17,483.3   0.00   0.00   23.2088  17,483.3   0.00   0.00
 24   11.7817 16,474.3   0.00   0.00   11.7817  16,474.3   0.00   0.00
      -------------------------------  --------------------------------
      27.0207 467,607.4 -0.01   0.00    7.0416 467,855.0   0.08   0.05

DRAFT -- DO NOT CITE

                      Simulation Results from 11-06-98 Test

          ITERATION #1        ITERATION #2                        ITERATION #3
  Hour      MCP     Volume      MCP     Volume  % MCP  % Vol Chng  MCP    Volume  % MCP  % Vol
                                                 Chng                              Chng   Chng
------------------------------------------------------------------------------------------------
  1       26.2162 12,311.3     26.5538 12,423.3   1.29   0.91    26.4616  12,450.7 -0.35   0.22
  2       25.7248 12,060.2     25.9908 12,193.2   1.03   1.10    25.8920  12,220.6 -0.38   0.22
  3       25.0860 11,806.8     25.3588 11,938.2   1.09   1.11    25.2262  11,975.5 -0.52   0.31
  4       25.2161 11,910.2     25.5539 12,025.6   1.34   0.97    25.3808  12,073.0 -0.68   0.39
  5       25.9579 12,281.9     26.2319 12,408.9   1.06   1.03    26.1490  12,433.1 -0.32   0.20
  6       31.0038 12,241.4     31.0108 12,245.8   0.02   0.04    31.0108  12,245.8  0.00   0.00
  7       34.4429 12,754.9     34.3287 12,808.8  -0.33   0.42    39.6478  13,094.7 15.49   2.23
  8       34.3445 13,648.2     34.2360 13,702.2  -0.32   0.40    39.5576  14,099.7 15.54   2.90
  9       35.0502 13,927.8     34.9790 13,967.4  -0.20   0.28    39.6745  14,866.9 13.42   6.44
 10       35.8670 14,005.1     35.0125 14,382.2  -2.38   2.69    39.8910  14,943.5 13.93   3.90
 11       36.3252 14,136.2     35.0183 14,716.3  -3.60   4.10    40.0238  15,001.3 14.29   1.94
 12       36.4531 14,177.9     37.7480 14,949.3   3.55   5.44    38.6936  14,990.3  2.51   0.27
 13       35.9794 14,377.1     37.3897 15,227.0   3.92   5.91    37.9921  15,237.7  1.61   0.07
 14       36.3902 14,228.4     37.7658 14,955.1   3.78   5.11    38.7239  14,999.4  2.54   0.30
 15       36.6297 13,996.2     37.8272 14,765.9   3.27   5.50    38.8606  14,807.0  2.73   0.28
 16       36.2164 13,929.9     37.5654 14,703.4   3.72   5.55    38.2704  14,744.2  1.88   0.28
 17       35.9998 14,031.4     37.3128 14,887.4   3.65   6.10    37.8089  14,888.0  1.33   0.00
 18       36.9472 14,484.0     38.1305 15,190.8   3.20   4.88    39.0371  15,191.8  2.38   0.01
 19       36.8297 14,406.3     38.0382 15,114.1   3.28   4.91    38.9951  15,115.2  2.52   0.01
 20       36.9401 13,981.2     38.0692 14,688.0   3.06   5.06    39.0097  14,689.0  2.47   0.01
 21       36.0095 13,821.7     37.6394 14,451.5   4.53   4.56    38.4370  14,492.4  2.12   0.28
 22       34.9741 13,320.4     34.9712 13,330.5  -0.01   0.08    38.1858  13,645.9  9.19   2.37
 23       30.0084 13,516.5     30.0084 13,523.4   0.00   0.05    30.0084  13,523.4  0.00   0.00
 24       27.2733 13,175.7     27.6873 13,254.5   1.52   0.60    27.6633  13,262.0 -0.09   0.06
          -----------------   --------------------------------   -------------------------------
          32.9952 322,530.7    33.5178 331,852.8  1.58   2.89    35.0250 334,991.1  4.50   0.95



      ITERATION #4                        ITERATION #5                      ITERATION #6
Hour    MCP     Volume  % MCP  % Vol Chng  MCP    Volume  % MCP  % Vol Chng   MCP    Volume  % MCP  % Vol
                         Chng                              Chng                               Chng   Chng
-----------------------------------------------------------------------------------------------------------
  1    26.4616 12,450.7   0.00   0.00   26.4616  12,450.7   0.00   0.00     29.0627 11,726.1   9.83  -5.82
  2    25.8920 12,220.6   0.00   0.00   25.8920  12,220.6   0.00   0.00     27.7294 11,716.5   7.10  -4.13
  3    25.2262 11,975.5   0.00   0.00   25.2262  11,975.5   0.00   0.00     26.6901 11,564.2   5.80  -3.43
  4    25.3808 12,073.0   0.00   0.00   25.3808  12,073.0   0.00   0.00     26.9927 11,632.6   6.35  -3.65
  5    26.1490 12,433.1   0.00   0.00   26.1490  12,433.1   0.00   0.00     27.9153 11,923.9   6.75  -4.10
  6    31.0108 12,245.8   0.00   0.00   31.0108  12,245.8   0.00   0.00     33.9861 11,274.1   9.59  -7.93
  7    42.5951 13,198.0   7.43   0.79   44.8593  13,355.4   5.32   1.19     46.9592 12,970.3   4.68  -2.88
  8    42.5822 13,990.0   7.65  -0.78   44.9342  13,169.3   5.52  -5.87     46.9818 13,801.8   4.56   4.80
  9    42.6079 14,680.2   7.39  -1.26   44.9368  13,838.5   5.47  -5.73     46.9856 14,342.9   4.56   3.64
 10    42.9135 14,756.8   7.58  -1.25   44.9775  14,915.4   4.81   1.07     46.9966 14,369.3   4.49  -3.66
 11    43.1266 14,764.8   7.75  -1.58   45.7784  15,329.1   6.15   3.82     47.9743 14,383.4   4.80  -6.17
 12    38.9861 14,750.7   0.76  -1.60   38.9340  14,850.6  -0.13   0.68     39.4554 13,851.2   1.34  -6.73
 13    38.5459 15,031.8   1.46  -1.35   38.2888  15,130.7  -0.67   0.66     39.3012 14,135.0   2.64  -6.58
 14    38.9916 14,760.6   0.69  -1.59   39.3480  14,862.2   0.91   0.69     41.7694 13,923.1   6.15  -6.32
 15    39.0198 14,567.2   0.41  -1.62   39.4967  14,667.7   1.22   0.69     41.9506 13,720.5   6.21  -6.46
 16    38.9040 14,504.9   1.66  -1.62   38.8913  14,604.9  -0.03   0.69     41.3500 13,657.6   6.32  -6.49
 17    38.3201 14,688.5   1.35  -1.34   38.0648  14,788.2  -0.67   0.68     39.2566 13,789.6   3.13  -6.75
 18    39.1529 14,952.0   0.30  -1.58   39.5749  14,052.4   1.08  -6.02     41.3287 14,104.4   4.43   0.37
 19    39.1136 14,875.3   0.30  -1.59   39.5498  13,975.8   1.12  -6.05     41.1963 14,027.6   4.16   0.37
 20    39.1333 14,449.1   0.32  -1.63   39.0818  14,549.1  -0.13   0.69     39.5830 13,549.6   1.28  -6.87
 21    38.9381 14,252.9   1.30  -1.65   39.0622  14,353.1   0.32   0.70     41.3941 13,455.7   5.97  -6.25
 22    38.9032 13,413.1   1.88  -1.71   39.1560  13,515.6   0.65   0.76     41.3054 12,637.1   5.49  -6.50
 23    30.5898 13,321.1   1.94  -1.50   30.5898  13,321.1   0.00   0.00     33.3942 12,348.7   9.17  -7.30
 24    27.6633 13,262.0   0.00   0.00   27.6633  13,262.0   0.00   0.00     30.0092 12,350.8   8.48  -6.87
      --------------------------------  -------------------------------     ------------------------------
       35.8420 331,617.7  2.33  -1.01   36.3878 329,939.8   1.52  -0.51     38.3153 315,256.0  5.30  -4.45

DRAFT -- DO NOT CITE

                      Simulation Results from 11-07-98 Test

             ITERATION #1           ITERATION #2                               ITERATION #3
 Hour          MCP     Volume         MCP     Volume  % MCP       % Vol Chng     MCP     Volume  % MCP     % Vol
                                                        Chng                                       Chng      Chng
--------     ------------------     ---------------------------------------------------------------------------------
   1          22.0006 13,737.4       22.0094 15,412.8      0.04     12.20       22.0094 15,412.8      0.00      0.00
   2          21.3668 13,360.7       22.0024 15,253.2      2.97     14.16       22.0084 15,253.2      0.03      0.00
   3          20.1368 12,919.4       20.8330 14,937.8      3.46     15.62       21.3871 15,042.5      2.66      0.70
   4          20.2909 12,997.9       20.9663 15,023.7      3.33     15.59       21.5239 15,109.8      2.66      0.57
   5          20.9614 13,472.6       21.9801 15,380.7      4.86     14.16       22.0045 15,384.1      0.11      0.02
   6          22.6785 14,271.2       25.0021 15,903.6     10.25     11.44       25.3677 15,976.0      1.46      0.46
   7          26.2906 15,634.5       26.7357 17,746.9      1.69     13.51       26.7357 17,746.9      0.00      0.00
   8          26.1286 16,356.8       26.6362 18,474.0      1.94     12.94       27.0057 18,549.7      1.39      0.41
   9          27.7447 17,028.0       28.3713 18,875.6      2.26     10.85       28.9722 18,893.2      2.12      0.09
  10          27.9841 17,555.3       32.2385 18,876.7     15.20      7.53       32.9741 18,937.8      2.28      0.32
  11          27.9874 17,893.5       34.5337 19,035.1     23.39      6.38       35.2658 19,085.4      2.12      0.26
  12          27.9885 17,969.4       34.8165 18,975.7     24.40      5.60       35.5569 19,026.0      2.13      0.27
  13          27.9861 17,868.9       31.5605 19,134.8     12.77      7.08       32.5469 19,138.1      3.13      0.02
  14          27.9879 17,798.7       33.2617 18,947.4     18.84      6.45       33.9972 19,018.4      2.21      0.37
  15          27.9867 17,592.6       32.9779 18,760.9     17.83      6.64       33.6803 18,891.9      2.13      0.70
  16          27.9859 17,443.4       32.9722 18,612.0     17.82      6.70       33.6780 18,729.7      2.14      0.63
  17          27.9884 17,892.7       34.6769 18,914.3     23.90      5.71       35.4189 18,964.5      2.14      0.27
  18          33.1555 19,161.4       40.0076 19,791.4     20.67      3.29       40.6111 19,900.8      1.51      0.55
  19          32.1264 19,051.0       40.0053 19,658.1     24.52      3.19       40.5881 19,824.1      1.46      0.84
  20          32.3741 18,498.0       40.0028 19,121.8     23.56      3.37       40.5438 19,347.8      1.35      1.18
  21          28.3022 17,904.1       36.7389 18,804.7     29.81      5.03       37.7707 18,809.4      2.81      0.02
  22          27.9815 16,709.8       28.8557 18,324.6      3.12      9.66       29.5820 18,330.8      2.52      0.03
  23          25.0003 15,147.9       26.8779 16,521.0      7.51      9.06       27.5519 16,599.7      2.51      0.48
  24          22.1283 14,245.7       24.7335 16,000.1     11.77     12.32       25.0065 16,041.9      1.10      0.26
             ------------------     --------------------------------------     --------------------------------------
              26.3568 392,510.9      29.9498 426,486.9    13.63      8.66       30.4911 428,014.5     1.81      0.36


       ITERATION #4
 Hour    MCP    Volume  % MCP Chng % Vol
                                     Chng
--------------------------------------------
  1     22.0094 15,412.8      0.00     0.00
  2     22.0084 15,253.2      0.00     0.00
  3     21.3871 15,042.5      0.00     0.00
  4     21.5239 15,109.8      0.00     0.00
  5     22.0082 15,384.6      0.02     0.00
  6     25.3133 15,960.3     -0.21    -0.10
  7     30.1917 17,030.7     12.93    -4.04
  8     30.0070 17,790.1     11.11    -4.09
  9     35.3969 18,131.6     22.18    -4.03
  10    39.7867 18,159.1     20.66    -4.11
  11    40.0090 18,433.2     13.45    -3.42
  12    40.0062 18,405.9     12.51    -3.26
  13    38.5634 18,490.7     18.49    -3.38
  14    39.9955 18,250.5     17.64    -4.04
  15    39.9948 18,050.3     18.75    -4.45
  16    39.6743 17,964.0     17.80    -4.09
  17    40.0056 18,333.2     12.95    -3.33
  18    41.2175 18,915.3      1.49    -4.95
  19    41.1927 18,838.6      1.49    -4.97
  20    41.1604 18,362.3      1.52    -5.09
  21    40.5645 18,152.5      7.40    -3.49
  22    36.0073 17,697.8     21.72    -3.45
  23    27.5519 16,599.7      0.00     0.00
  24    25.0065 16,041.9      0.00     0.00
       -------------------------------------
        33.3576 415,810.6     9.40    -2.85